Exhibit 4.1

EXECUTION COPY

LA QUINTA PROPERTIES, INC.

$325,000,000

8 7/8% SENIOR NOTES DUE 2011

INDENTURE

Dated as of March 19, 2003

U.S. BANK TRUST NATIONAL ASSOCIATION,

as Trustee

This INDENTURE, dated as of March 19, 2003, is entered into by and among La Quinta Properties, Inc., a Delaware corporation (the “Company”), La Quinta Corporation, a Delaware corporation (“Parent Guarantor”), and U.S. Bank Trust National Association, as Trustee (the “Trustee”).

The Company, Parent Guarantor and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the 8 7/8% Senior Notes due 2011 (the “Notes”):

ARTICLE 1.

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01.                                                 Definitions

For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

“144A Global Note” means a Global Note in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with and registered in the name of the Depositary or its nominee that shall be issued in a denomination equal to the outstanding principal amount of the Notes sold for initial resale in reliance on Rule 144A.

“Additional Guarantor” means any Restricted Subsidiary or other Person (other than Parent Guarantor) that guarantees the Notes under the terms of this Indenture and its successor, if any.

“Additional Interest” has the meaning set forth in any Registration Rights Agreement and relating to amounts to be paid in the event the Company fails to satisfy certain conditions set forth therein.  For all purposes of this Indenture, the term “interest” shall include Additional Interest, if any, with respect to the Notes.

“Additional Notes” means any Notes (other than Initial Notes and Exchange Notes and Notes issued under Sections 2.06, 2.07, 2.10 and 3.06 hereof) issued under this Indenture in accordance with Sections 2.02, 2.15 and 4.09 hereof, as part of the same series as the Initial Notes or as an additional series.

“Adjusted Total Assets” means the sum of (a) Consolidated Net Tangible Assets, (b) Consolidated Current Liabilities and (c) accumulated depreciation and amortization to the extent included in calculating Consolidated Net Tangible Assets.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with the specified Person. For purposes of this definition, “control,” including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with,” as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of the Person, whether through the ownership of voting securities, by agreement or otherwise. No Person (other than Parent Guarantor or any Restricted Subsidiary) in whom an Unrestricted Subsidiary makes an Investment in connection with a Qualified CMBS Transaction shall be deemed to be an Affiliate of Parent Guarantor or any Restricted Subsidiary solely by reason of such Investment.

“Agent” means any Registrar, co-registrar, Paying Agent or additional paying agent.

“Applicable Procedures” means, with respect to any transfer, redemption or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer, redemption or exchange.

“Asset Sale” means:

(a)                                  the sale, lease (other than operating leases in respect of facilities which are ancillary to the operation of Hospitality-Related Business properties or assets of Parent Guarantor or any Restricted Subsidiary), conveyance, transfer or other disposition of any property or assets of Parent Guarantor or any Restricted Subsidiary, including by way of a sale and leaseback transaction or a Qualified CMBS Transaction;

(b)                                 the issuance or sale of Equity Interests of any Restricted Subsidiary, other than common equity interests (including Class B Common Stock) of the Company; or

(c)                                  any Event of Loss.

Notwithstanding the foregoing provisions, the following shall not constitute an Asset Sale:

(1)                                  the sale, lease, conveyance or other disposition of personal property held for sale in the ordinary course of business;

(2)                                  the sale, lease, conveyance or other disposal of damaged, worn out or other obsolete property in the ordinary course of business as long as the property is no longer necessary for the proper conduct of the business of Parent Guarantor or such Restricted Subsidiary, as applicable;

(3)                                  the sale, lease, conveyance, transfer or other disposition of assets by Parent Guarantor to any Restricted Subsidiary or by any Restricted Subsidiary to Parent Guarantor or to another Restricted Subsidiary;

(4)                                  the exchange of one or more lodging facilities and/or other real estate assets held by Parent Guarantor or any Restricted Subsidiary for one or more lodging facilities and/or other real estate assets of any Person; provided, however, if any other assets are received by Parent Guarantor or the Restricted Subsidiary in that exchange, the other consideration must be in cash or Cash Equivalents and the cash or Cash Equivalent consideration shall be deemed to be cash proceeds of an Asset Sale for the purposes of calculating “Net Proceeds” and applying Net Proceeds, if any, as set forth in Section 4.12 hereof; provided further, however, that Parent Guarantor’s Board of Directors must have determined that the terms of any exchange or acquisition involving consideration in excess of $10.0 million are fair and reasonable and, in the case of exchanges involving consideration in excess of $20.0 million, that the fair market value of the assets received by Parent Guarantor or the Restricted Subsidiary, as described in an opinion of an independent qualified appraiser, are equal to or greater than the fair market value of the assets exchanged, sold or issued by Parent Guarantor or such Restricted Subsidiary;

(5)                                  any Restricted Payment, permitted under the provisions of Section 4.10 hereof;

(6)                                  the sale, lease, conveyance or other disposition of all or substantially all of the assets of Parent Guarantor or the Company in compliance with the provisions of  Sections 4.18 and 5.01 hereof;

(7)                                  the sale, lease, conveyance or other disposition of any property or assets of the Telematrix business (including the Capital Stock of those entities constituting the TeleMatrix business), assets recorded on the balance sheet of Parent Guarantor as being held-for-sale, and any assets related to the healthcare business reflected in such balance sheet, as of December 31, 2002; and

(8)                                  any transaction or series of related transactions that would otherwise be an Asset Sale where the fair market value of the assets sold, leased, conveyed or otherwise disposed of was less than $5.0 million or an Event of Loss or related series of Events of Loss under which the aggregate value of property or assets involved in such Event of Loss or Events of Loss is less than $5.0 million.

“Assumed Indebtedness” means, with respect to any specified Person:

(a)                                  Indebtedness of any other Person existing at the time the other Person merged with or into or became a subsidiary of the specified Person; and

(b)                                 Indebtedness encumbering any asset acquired by the specified Person, in each case excluding Indebtedness incurred in connection with, or in contemplation of that other Person merging with or into or becoming a subsidiary of, the specified Person.

“Attributable Debt” in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.

“Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors, or the law of any other jurisdiction relating to bankruptcy, insolvency, winding up, liquidation, reorganization or relief of debtors.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as such term is used in Section 13(d)(3) of the Exchange Act), such “person” shall be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition.

“Board of Directors” means:

(1)                                  with respect to a corporation, the board of directors of the corporation;

(2)                                  with respect to a partnership, the board of directors of the general partner of the partnership; and

(3)                                  with respect to any other Person, the board or committee of such Person serving a similar function.

“Board Resolution” means a copy of a resolution certified by the secretary or an assistant secretary (or individual performing comparable duties) of the applicable Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means any day other than a Legal Holiday.

“Capital Lease Obligation” means, at the time any determination of the obligation is to be made, the amount of the liability in respect of a capital lease that would at the time be so required to be capitalized on the balance sheet in accordance with GAAP.

“Capital Stock” means any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, including, without limitation, with respect to limited liability companies, partnerships, partnership interests, whether general or limited, and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, such partnership or limited liability company.

“Cash Equivalents” means:

(a)                                  securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the U.S. government having maturities of not more than six months from the date of acquisition;

(b)                                 (1) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, (2) bankers acceptances with maturities not exceeding six months from the date of acquisition and (3) overnight bank deposits, in each case with any domestic commercial bank having capital and surplus in excess of $500 million;

(c)                                  repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (a) and (b) entered into with any financial institution meeting the qualifications specified in clause (b) above;

(d)                                 commercial paper or commercial paper master notes having a rating of at least P-1 or the equivalent of that rating by Moody’s Investors Service, Inc. or at least A-1 or the equivalent of that rating by Standard & Poor’s Corporation and in each case maturing within six months after the date of acquisition; and

(e)                                  money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (a) through (d) of this definition.

“Change of Control” means the occurrence of any of the following:

(a)                                  the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the assets of Parent Guarantor or the Company to any other “person” or “group,” as that term is used in Section 13(d)(3) of the Exchange Act;

(b)                                 the adoption of a plan relating to the liquidation or dissolution of Parent Guarantor or the Company;

(c)                                  the acquisition by any Person or group, as that term is used in Section 13(d)(3) of the Exchange Act, of a direct or indirect interest in more than 50% of the voting power of the voting stock of Parent Guarantor or the Company by way of purchase, merger or consolidation or otherwise, other than a creation of a holding company that does not involve a change in the beneficial ownership of Parent Guarantor or the Company as a result of the transaction;

(d)                                 the merger or consolidation with or into another Person or merger of another Person into Parent Guarantor or the Company with the effect that immediately after that transaction the existing stockholders immediately before the transaction hold, directly or indirectly, less than 50% of the total voting power of all securities generally entitled to vote in the election of directors, managers or trustees of the Person surviving the merger or consolidation; or

(e)                                  the first day on which a majority of the members of Parent Guarantor’s Board of Directors are not Continuing Directors.

“Class B Common Stock” means the Class B common stock, par value $0.01 per share, of the Company having such rights and privileges as constituted on the Issue Date.

“Clearstream” means Clearstream Banking S.A. and any successor thereto.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Commission” means the U.S. Securities and Exchange Commission and any successor entity thereto.

 “Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Notes that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Notes.

“Comparable Treasury Price” means, with respect to any redemption date:

(a)                                  the average of the bid and ask prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third business day preceding such redemption date, as set forth in the most recently published statistical release designated “H.15(519)” (or any successor release) published by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities;” or

(b)                                 if such release (or any successor release) is not published or does not contain such prices on such business day, the average of the Reference Treasury Dealer Quotations for such redemption date.

“Consolidated Cash Flow” means, with respect to any Person for any period, the Consolidated Net Income of that Person for the period, plus:

(a)                                  an amount equal to any extraordinary loss, plus any net loss realized in connection with an Asset Sale, to the extent the losses were deducted in computing Consolidated Net Income; plus

(b)                                 provisions for taxes based on the income or profits of the Person for the period, to the extent the provision for taxes was included in computing Consolidated Net Income; plus

(c)                                  Consolidated Interest Expense of the Person for the period to the extent the expense was deducted in computing Consolidated Net Income; plus

(d)                                 Consolidated Depreciation and Amortization Expense of the Person for the period, to the extent deducted in computing Consolidated Net Income; plus

(e)                                  noncash items decreasing the Consolidated Net Income for the period, including any expense related to stock option grants and similar compensation and adjustments required by Financial Accounting Standard 133; minus

(f)                                    noncash items increasing the Consolidated Net Income for the period,

in each case, on a consolidated basis for the Person and its Restricted Subsidiaries, and determined in accordance with GAAP.

Notwithstanding the foregoing, the provision for taxes on the income or profits of, the depreciation and amortization of and the interest expense of, a Restricted Subsidiary, other than the Company, of the referent Person shall be added to Consolidated Net Income to compute Consolidated Cash Flow (a) only to the extent, and in the same proportion, that the Net Income of the Restricted Subsidiary was included in calculating the Consolidated Net Income of that Person, (b) only if a corresponding amount would be permitted at the date of determination to be dividended to that Person by the Restricted Subsidiary without prior governmental approval (that has not been obtained), and (c) without direct or indirect restriction under the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or its stockholders. Any calculation of the Consolidated Cash Flow of an individual hotel property shall be calculated in a manner consistent with the foregoing.

“Consolidated Current Liabilities” as of the date of determination means the aggregate amount of liabilities of Parent Guarantor and the Restricted Subsidiaries, determined on a consolidated basis, which may properly be classified as current liabilities, including taxes payable as accrued, on a consolidated basis, after eliminating:

(a)                                  all intercompany items between Parent Guarantor and any Restricted Subsidiary; and

(b)                                 all current maturities of long-term Indebtedness,

all as determined in accordance with GAAP, consistently applied.

“Consolidated Depreciation and Amortization Expense” means, with respect to any Person for any period, the total amount of depreciation and amortization expense, including amortization of goodwill, restricted stock compensation and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period, and the total amount of non-cash charges, other than non-cash charges, that represent an accrual or reserve for cash charges in future periods or which involved a cash expenditure in a prior period of such Person and its Restricted Subsidiaries for the period on a consolidated basis as determined in accordance with GAAP.

“Consolidated Interest Expense” means, with respect to any Person for any period, without duplication, the sum of (a) interest expense, whether paid or accrued, to the extent the expense was deducted in computing Consolidated Net Income, including amortization of original issue discount, non-cash interest payments, the interest component of Capital Lease Obligations, imputed interest with respect to Attributable Debt and net payments (if any) pursuant to Interest Rate and Currency Obligations, but excluding amortization of deferred financing fees, less interest earned on cash or Cash Equivalents, (b) commissions, discounts and other fees and charges paid or accrued with respect to letters of credit and bankers acceptance financing and (c) interest for which such Person or its Restricted Subsidiary is liable, whether or not actually paid, pursuant to Indebtedness or under a guarantee of Indebtedness of any other Person, in each case, calculated for such Person and its Restricted Subsidiaries for the period on a consolidated basis as determined in accordance with GAAP.

“Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for the period, on a consolidated basis, determined in accordance with GAAP (it being understood that the net income of Restricted Subsidiaries other than the Company shall be consolidated with that of a Person only to the extent of the proportionate interest of such Person in such Restricted Subsidiaries), except that the following shall be excluded:

(a)                                  the Net Income of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be excluded, whether or not distributed to Parent Guarantor or a Restricted Subsidiary, except that Net Income of any Person that is a Permitted Venture and that is accounted for by the equity method of accounting shall be included to the extent such Net Income is actually distributed to Parent Guarantor or a Restricted Subsidiary;

(b)                                 the Net Income of any Person that is a Restricted Subsidiary and that is restricted from declaring or paying dividends or other distributions, directly or indirectly, by operation of the terms of its charter, any applicable agreement, instrument, judgment, decree, order, statute, rule or governmental regulation or otherwise shall be included only to the extent of the amount of dividends or distributions paid to the referent Person or a Restricted Subsidiary; and

(c)                                  the cumulative effect of changes in accounting principles shall be excluded.

“Consolidated Net Tangible Assets” as of any date of determination, means the total amount of assets, less accumulated depreciation and amortization, allowances for doubtful receivables, other applicable reserves and other similar items properly deducted in determining net assets, which would appear on a consolidated balance sheet of Parent Guarantor and the Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP, and after giving effect to purchase accounting and after deducting therefrom Consolidated Current Liabilities and, to the extent otherwise included, the amounts of:

(a)                                  minority interests in consolidated Subsidiaries (other than the Company) held by Persons other than Parent Guarantor or any Restricted Subsidiary;

(b)                                 excess of cost over fair value of assets of businesses acquired, as determined in good faith by Parent Guarantor’s Board of Directors;

(c)                                  any revaluation or other write-up in book value of assets after the Issue Date as a result of a change in the method of valuation in accordance with GAAP consistently applied;

(d)                                 unamortized debt discount and expenses and other unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, licenses, organization or developmental expenses and other intangible items;

(e)                                  treasury stock; and

(f)                                    cash set apart and held in a sinking or other analogous fund established for the purpose of redemption or other retirement of Capital Stock to the extent the obligation is not reflected in Consolidated Current Liabilities.

“Continuing Directors” means, as of any date of determination, any member of Parent Guarantor’s Board of Directors who:

(a)                                  was a member of Parent Guarantor’s Board of Directors on the date of this Indenture; or

(b)                                 was nominated for election or elected to Parent Guarantor’s Board of Directors with the affirmative vote of at least a majority of the Continuing Directors who were members of Parent Guarantor’s Board of Directors at the time of the nomination or election.

“Corporate Trust Office of the Trustee” shall be at the address of the Trustee specified in Section 12.02 hereof, or such other address as to which the Trustee may give notice to the Company.

“Credit Agreement” means the Credit Agreement, dated as of June 6, 2001, as subsequently amended to the Issue Date, entered into by and among Parent Guarantor, the Company, the guarantors named therein and the agents and lenders party thereto, and any other senior debt facilities or commercial paper facilities with banks or other lenders or investors providing for borrowings, receivables financings (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case as amended, modified, supplemented, restructured, renewed, restated, or extended, from time to time on one or more occasions.

“Credit Facilities” means one or more debt facilities or agreements (including, without limitation, the Credit Agreement) or commercial paper facilities, in each case with banks or other lenders or investors providing for revolving credit loans, term loans, notes, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced, restructured, restated or refinanced (including any agreement to extend the maturity thereof and adding additional lenders, borrowers or guarantors) in whole or in part from time to time under the same or any other agent, lender or group of lenders and including increasing the amount of available borrowings thereunder; provided, however, that such increase is permitted pursuant to Section 4.09 hereof.

“Custodian” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03(c) hereof as Custodian with respect to the Notes, and any and all successors thereto appointed as custodian hereunder and having become such pursuant to the applicable provisions of this Indenture.

“Default” means with respect to the Notes, any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default with respect to the Notes.

“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 or 2.10 hereof, in substantially the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03(b) hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provisions of this Indenture.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 123 days after the date on which the Notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the Holders of the Capital Stock have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the provisions of Section 4.10 hereof.

“Distribution Compliance Period” means the 40-day distribution compliance period as defined in Regulation S.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock, but excluding any debt security that is convertible into or exchangeable for Capital Stock.

“Equity Offering” means an offering by the Company of Equity Interests (other than Disqualified Stock) however designated and whether voting or non-voting or an equity contribution by a direct or indirect parent company to the common equity of the Company.

“Euroclear” means Euroclear Bank, S.A./N.V., as operator of the Euroclear systems, and any successor thereto.

“Event of Loss” means, with respect to any property or asset (tangible or intangible, real or personal), any of the following: (a) any loss, destruction or damage of the property or asset or (b) any actual condemnation, seizure or taking by the power of eminent domain or otherwise of the property or asset, or confiscation of the property or asset or the requisition of the use of the property or asset.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including any successor legislation and rules and regulations.

“Exchange Notes” means Notes registered under the Securities Act to be exchanged for Notes not so registered, pursuant to and as set forth in a Registration Rights Agreement relating to such an exchange.

“Exchange Offer” has the meaning set forth in a Registration Rights Agreement relating to an exchange of Notes registered under the Securities Act for Notes not so registered.

“Exchange Offer Registration Statement” has the meaning set forth in a Registration Rights Agreement.

“Existing Indebtedness” means the Indebtedness of Parent Guarantor and the Company in existence on the Issue Date, after giving effect to the use of proceeds of the sale of the Initial Notes and excluding, for this purpose, amounts outstanding under the Credit Agreement and other Indebtedness outstanding pursuant to Section 4.09(b)(2) as in effect on the date hereof.

“Existing Notes” means the Company’s:  (a) 7.82% Notes due September 2026 (puttable after September 2003), (b) 7.51% Medium Term Notes due September 2003, (c) 7.25% Senior Notes due March 2004, (d) 7.114% Notes, (e) 7.60% Medium Term Notes due September 2005, (e) 7.62% Medium Term Notes due September 2005, (f) 7.62% Medium Term Notes due September 2005, (g) 7.63% Medium Term Notes due September 2005, (h) 7.40% Senior Notes due September 2005, (i) 7.30% Medium Term Notes due November 2006, (j) 7.27% Medium Term Notes due February 2007, (k) 7.00% Notes due August 2007, (l) 7.33% Medium Term Notes due April 2008, (m) 8.625% Medium Term Notes due August 2015, and (n) 8.25% Medium Term Notes due September 2015.

“Existing Preferred Stock” means Preferred Stock of the Company issued and outstanding on the date hereof.

“Fixed Charge Coverage Ratio” means with respect to any Person for any period, the ratio of the Consolidated Cash Flow of that Person for the period to the Fixed Charges of such Person for the period. If Parent Guarantor or any Restricted Subsidiary incurs, assumes, guarantees, redeems or repays any Indebtedness, other than revolving credit borrowings that provide working capital in the ordinary course of business, or issues or redeems Preferred Stock after the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but before the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee, redemption or repayment of Indebtedness, or the issuance or redemption of Preferred Stock, as if the same had occurred at the beginning of the applicable four-quarter reference period. In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

(a)                                  acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be given pro forma effect (calculated in accordance with Regulation S-X promulgated under the Securities Act) as if they had occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period shall be calculated without giving effect to clause (c) of the proviso set forth in the definition of Consolidated Net Income;

(b)                                 the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded; and

(c)                                  the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges shall not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date.

“Fixed Charges” means, with respect to any Person for any period, the sum of:

(a)                                  Consolidated Interest Expense of that Person and its Restricted Subsidiaries for the period to the extent the expense was deducted in computing Consolidated Net Income; and

(b)                                 the product of:

(1)                                  all cash dividend or distribution payments on any series of Preferred Stock of that Person or its Restricted Subsidiaries, other than (1) Preferred Stock owned by that Person or its Restricted Subsidiaries and (2) the Existing Preferred Stock; multiplied by

(2)                                  a fraction, the numerator of which is one and the denominator of which is one minus the then-current combined federal, state and local statutory tax rate of that Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP; provided, however, if the cash dividend or distribution on the Preferred Stock is deductible for federal tax purposes, then the fraction shall be equal to one.

“Franchise Arrangement” means contracts, agreements and other arrangements between Parent Guarantor or any Restricted Subsidiary and Franchisees pursuant to which Parent Guarantor or such Restricted Subsidiary has the right to receive royalty, service, marketing, reservation or other fees, income and compensation in the ordinary course of business of Parent Guarantor or such Restricted Subsidiary.

“Franchisees” means Persons that are owners or operators of hotels, motels, inns, lodges, lodging facilities, conference centers, resorts and similar businesses under Franchise Arrangements with Parent Guarantor or a Restricted Subsidiary.

“Funds From Operations” for any period means the Consolidated Net Income of Parent Guarantor for such period excluding gains or losses from debt restructurings and sales of depreciable operating property, plus depreciation on real estate assets and amortization related to real estate assets and other non-cash charges related to real estate assets after adjustments for unconsolidated partnerships and joint ventures, plus minority interests, if applicable (it being understood that the accounts of Restricted Subsidiaries other than the Company shall be consolidated only to the extent of Parent Guarantor’s proportionate interest therein).

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in other statements by another entity as have been approved by a significant segment of the accounting profession, as in effect from time to time; provided, however, that any change in GAAP that would cause Parent Guarantor or a Restricted Subsidiary to record an existing item as a liability upon that entity’s balance sheet, which item was not previously required by GAAP to be so recorded, shall not constitute an incurrence of Indebtedness for purposes hereof.

“Global Note Legend” means the legend set forth in Section 2.06(g)(ii) hereof, which is required to be placed on all Global Notes issued under this Indenture.

“Global Notes” means the global Notes in the form of Exhibit A hereto issued in accordance with Article 2 hereof.

“Government Securities” means direct obligations of, or obligations guaranteed by, the United States of America for the payment of which obligations or guarantee the full faith and credit of the United States of America is pledged.

“guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business) or otherwise incurring, assuming or becoming liable for the payment of any principal, premium or interest, direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligation of another Person (including agreements to keep-well and to purchase assets, goods, securities or services).

“Guarantor” means any of Parent Guarantor and the Additional Guarantors, if any.

“Hospitality-Related Business” means any business in which Parent Guarantor or any Restricted Subsidiary is engaged on the Issue Date and the lodging business and other businesses necessary for, incident to, connected with, related to or arising out of the lodging business, including developing, owning, operating, managing and franchising lodging facilities, restaurants and other food-service facilities, convention or meeting facilities or other related activities and any additions or improvements thereon.

“Holder” means a Person in whose name a Note is registered.

 “Indebtedness” means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent:

(a)                                  in respect of borrowed money;

(b)                                 evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

(c)                                  in respect of banker’s acceptances;

(d)                                 representing Capital Lease Obligations;

(e)                                  representing the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable; or

(f)                                    representing any Interest Rate and Currency Obligations,

if and to the extent any of the preceding items (other than letters of credit and Interest Rate and Currency Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the guarantee by the specified Person of any Indebtedness of any other Person; provided, however, that a Person shall not be deemed to have incurred any Indebtedness (or be liable with respect to such Indebtedness) by virtue of Standard Securitization Undertakings.

“Indenture” means this instrument, as originally executed or as it may from time to time be supplemented or amended in accordance with Article 9 hereof.

“Independent Investment Banker” means a Reference Treasury Dealer appointed by the Company with the consent of the Trustee.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Initial Notes” means $325.0 million aggregate principal amount of Notes issued under this Indenture on the date hereof.

 “Interest Payment Dates” shall have the meaning set forth in paragraph 1 of each Note.

“Interest Rate and Currency Obligations” means, with respect to any Person, the obligations of that Person under (a) fixed rate-to-floating rate or floating rate-to-fixed rate interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (b) other agreements or arrangements designed to protect that Person against fluctuations in interest rates or currency exchange rates.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P.

“Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including guarantees or other obligations), advances or capital contributions (excluding advances on commissions and travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP, but excluding additions to or capital expenditures made with respect to property, plant and equipment. If Parent Guarantor or any Restricted Subsidiary sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary, Parent Guarantor or such selling Restricted Subsidiary shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Restricted Subsidiary not sold or disposed of in an amount determined as provided in Section 4.10(d).  The acquisition by Parent Guarantor or any Restricted Subsidiary of a Person that holds an Investment in a third Person shall be deemed to be an Investment by Parent Guarantor or such Restricted Subsidiary in such third Person in an amount equal to the fair market value of the Investment held by the acquired Person in such third Person in an amount determined as provided in Section 4.10(d) hereof.

“Issue Date” means March 19, 2003.

“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions in each of the City of New York, New York, the City of Dallas, Texas, the city in which the Corporate Trust Office of the Trustee is located or any other place of payment on the Notes are authorized by law, regulation or executive order to remain closed.

“Lien” means, with respect to any asset, or income or profits therefrom, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of the asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature of a conditional sale or title retention agreement, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

“Letter of Transmittal” means the letter of transmittal, or its electronic equivalent in accordance with the Applicable Procedures, to be prepared by the Company and sent to all Holders of the Initial Notes or any Additional Notes for use by such Holders in connection with an Exchange Offer.

“Moody’s” means Moody’s Investors Service, Inc. and its successors.

“Net Income” means, with respect to any Person, the net income (loss) of that Person, determined as provided by GAAP and before any reduction in respect of Preferred Stock dividends as reflected in minority interest or otherwise paid by Parent Guarantor or any Restricted Subsidiary, but excluding, any gain (but not loss), together with any related provision for taxes on the gain (but not loss) realized in connection with any Asset Sale, and also excluding any extraordinary gain (but not loss), together with any related provision for taxes on the extraordinary gain (but not loss).

“Net Proceeds” means the aggregate cash proceeds received by Parent Guarantor or any Restricted Subsidiary in respect of any Asset Sale, net of (a) the direct costs relating to the Asset Sale, including, without limitation, legal, accounting and investment banking fees and sales commissions, (b) any relocation expenses incurred as a result of the sale, (c) taxes paid or payable as a result of the sale, after taking into account any available tax credits or deductions and any tax sharing arrangements, (d) amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets the subject of the Asset Sale and (e) any reserve for adjustment in respect of the sale price of the asset or assets.

“Non-Recourse Indebtedness” means Indebtedness (a) as to which none of Parent Guarantor or any Restricted Subsidiary (1) provides credit support of any kind, including any undertaking, agreement or instrument that would constitute Indebtedness, other than pursuant to Standard Securitization Undertakings, (2) is directly or indirectly liable pursuant to a guarantee or otherwise, other than pursuant to Standard Securitization Undertakings, or (3) constitutes the lender, (b) no Default with respect to which, including any rights that the

Holders thereof may have to take enforcement action against an Unrestricted Subsidiary, would permit (upon notice, lapse of time or both) any holder of any Indebtedness of Parent Guarantor or any Restricted Subsidiary to declare a Default on such other Indebtedness or cause the payment of such other Indebtedness to be accelerated or become payable before its stated maturity and (c) as to which the lenders have been notified in writing that they shall not have any recourse to the stock or assets of Parent Guarantor or any Restricted Subsidiary, other than pursuant to Standard Securitization Undertakings.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Officer” means the Chief Executive Officer, the President, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Secretary or any Vice President of the Company.

“Officers’ Certificate” means a certificate signed by two Officers of the Company, at least one of whom shall be the principal executive officer, principal financial officer or the principal accounting officer of the Company, and delivered to the Trustee.

“Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Trustee.  The counsel may be an employee of or counsel to the Company, an Affiliate of the Company or the Trustee.

 “Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively, and, with respect to DTC, shall include Euroclear and Clearstream.

“Permitted Investments” means any

(a)                                  Investments in Parent Guarantor;

(b)                                 Investments in any Restricted Subsidiary;

(c)                                  Investments in Cash Equivalents;

(d)                                 Investments by Parent Guarantor or any Restricted Subsidiary in a Person, if as a result of such Investment (1) the Person becomes a Restricted Subsidiary, or (2) the Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, Parent Guarantor or any Restricted Subsidiary;

(e)                                  Investments in Permitted Ventures so long as the aggregate amount of Investments outstanding at any time pursuant to this clause (e) does not exceed the greater of (1) $50.0 million or (2) 5.0% of Consolidated Net Tangible Assets;

(f)                                    Investments to acquire Trust Certificates;

(g)                                 Investments made in connection with executing and administering Parent Guarantor’s supplemental retirement plan as in effect on the Issue Date;

(h)                                 an Investment by Parent Guarantor or any Restricted Subsidiary acquired as a result of a transfer of assets to an Unrestricted Subsidiary in connection with a Qualified CMBS Transaction.

“Permitted Liens” means:

(a)                                  Liens to secure Indebtedness permitted to be incurred under Section 4.09(b)(2) and Liens to secure guarantees of such Indebtedness;

(b)                                 Liens for taxes, assessments or governmental charges or levies on the property of Parent Guarantor or any Restricted Subsidiary if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceeding; provided, however, that any reserve or other appropriate provision that shall be required in conformity with GAAP shall have been made therefor;

(c)                                  Liens imposed by law, such as carriers’, warehousemen’s and mechanics’ Liens and other similar Liens, on the property of Parent Guarantor or any Restricted Subsidiary arising in the ordinary course of business and securing payment of obligations that are not more than 60 days past due or are being contested in good faith and by appropriate actions;

(d)                                 Liens on the property of Parent Guarantor or any Restricted Subsidiary incurred in the ordinary course of business to secure performance of obligations with respect to statutory or regulatory requirements, performance or return-of-money bonds, surety bonds or other obligations of a like nature and incurred in a manner consistent with industry practice, in each case which are not incurred in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of property and which do not in the aggregate impair in any material respect the use of property in the operation of the business of Parent Guarantor and the Restricted Subsidiaries taken as a whole;

(e)                                  Liens on property at the time Parent Guarantor or any Restricted Subsidiary acquired such property, including any acquisition by means of a merger or consolidation with or into Parent Guarantor or any Restricted Subsidiary; provided, however, that any such Lien may not extend to any other property of Parent Guarantor or any Restricted Subsidiary; provided further, however, that such Liens shall not have been incurred in anticipation of or in connection with the transaction or series of transactions pursuant to which such property was acquired by Parent Guarantor or any Restricted Subsidiary;

(f)                                    Liens on the property of a Person at the time such Person becomes a Restricted Subsidiary; provided, however, that any such Lien may not extend to any other property of Parent Guarantor or any other Restricted Subsidiary that is not a direct Subsidiary of such Person; provided further, however, that any such Lien was not incurred in anticipation of or in connection with the transaction or series of transactions pursuant to which such Person became a Restricted Subsidiary;

(g)                                 pledges or deposits by, or letters of credit posted in lieu thereof, Parent Guarantor or any Restricted Subsidiary under workers’ compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which Parent Guarantor or any Restricted Subsidiary is party, or deposits, or letters of credit posted in lieu thereof, to secure public or statutory obligations of Parent Guarantor or any Restricted Subsidiary, or deposits for the payment of rent, in each case incurred in the ordinary course of business;

(h)                                 utility easements, building restrictions and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character;

(i)                                     Liens existing on the dates of issuance of the Notes not otherwise described in clauses (a) through (h) above;

(j)                                     Liens incurred to secure Indebtedness of an Unrestricted Subsidiary, which Indebtedness is permitted to be incurred under this Indenture; and

(k)                                  Liens on the property of Parent Guarantor or any Restricted Subsidiary to secure any Permitted Refinancing, in whole or in part, of any Indebtedness secured by Liens referred to in clause (e), (f) or (i) above; provided, however, that any such Lien shall be limited to all or part of the same property that secured such Indebtedness being refinanced, and the aggregate principal amount of Indebtedness that is secured by such Lien shall not be increased to an amount greater than the sum of:

(1)                               the outstanding principal amount, or, if greater, the committed amount, of the Indebtedness secured by Liens described under clause (e), (f) or (i) above, as the case may be, at the time the original Lien became a Permitted Lien under this Indenture; and

(2)                               an amount necessary to pay any fees and expenses, including premiums and defeasance costs, incurred by Parent Guarantor or such Restricted Subsidiary in connection with such Permitted Refinancing;

(l)                                     Liens incurred in connection with Qualified CMBS Transactions;

(m)                               Liens to secure Interest Rate and Currency Obligations; and

(n)                                 Liens not otherwise permitted by clauses (a) through (m) above encumbering property having an aggregate fair market value not in excess of 15% of Consolidated Net Tangible Assets, as determined based on the consolidated balance sheet of Parent Guarantor as of the end of the most recent fiscal quarter ending at least 45 days prior to the date any such Lien shall be incurred.

“Permitted Refinancing” means Refinancing Indebtedness or Refinancing Disqualified Stock, as the case may be, to the extent:

(a)                                  the principal amount of Refinancing Indebtedness or the liquidation preference amount of Refinancing Disqualified Stock, as the case may be, does not exceed the principal amount of Indebtedness or the liquidation preference amount of Disqualified Stock, as the case may be, so extended, refinanced, renewed, replaced, defeased or refunded, plus the amount of premiums and reasonable expenses incurred in connection with the refinancing;

(b)                                 in the case of Refinancing Indebtedness other than with respect to the 7.114% Notes or Trust Certificates, the Refinancing Indebtedness has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

(c)                                  in the case of Refinancing Disqualified Stock, the Disqualified Stock has a Weighted Average Life to Mandatory Redemption equal to or greater than the Weighted Average Life to Mandatory Redemption of the Disqualified Stock being extended, refinanced, renewed, replaced, defeased or refunded;

(d)                                 if the Indebtedness or the Disqualified Stock, as the case may be, being extended, refinanced, renewed, replaced, defeased or refunded is subordinated or junior in right of payment, by its terms, to the Notes, the Refinancing Indebtedness or Refinancing Disqualified Stock, as the case may be, is subordinated or junior in right of payment to the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness or the Disqualified Stock, as the case may be, being extended, refinanced, renewed, replaced, defeased or refunded; and

(e)                                  the Refinancing Indebtedness or Refinancing Disqualified Stock is incurred or issued either by Parent Guarantor or by a Restricted Subsidiary who is the obligor on the Indebtedness or Disqualified Stock being extended, refinanced, renewed, replaced, defeased or refunded.

“Permitted Venture” means any Person that owns, operates or develops a Hospitality-Related Business pursuant to Franchise Arrangements.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Pledge Agreement” means that Pledge and Security Agreement, dated as of June 6, 2001, by and among the Company, Parent Guarantor, the Subsidiary Grantors listed therein and Canadian Imperial Bank of Commerce, as Collateral Agent, as the same may be amended and supplemented from time to time.

“Predecessor Note” of any particular Note means every previous Note evidencing all or a portion of the same Indebtedness as that evidenced by such particular Note; and any Note authenticated and delivered under Section 2.07 in lieu of a lost, destroyed or stolen Note shall be deemed to evidence the same Indebtedness as the lost, destroyed or stolen Note.

“Preferred Stock” means (a) any Equity Interest, other than the Class B Common Stock, with preferential right in the payment of dividends or distributions or upon liquidation, and (b) any Disqualified Stock.

“Private Placement Legend” means the legend set forth in Section 2.06(g)(i) hereof to be placed on all Notes issued under this Indenture except as otherwise permitted by the provisions of this Indenture.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Qualified CMBS Transaction” means any transaction or series of transactions entered into by Parent Guarantor or any Restricted Subsidiary pursuant to which Parent Guarantor or such Restricted Subsidiary sells, conveys or otherwise transfers to an Unrestricted Subsidiary any real estate assets or mortgage receivables (whether now existing or arising in the future) of Parent Guarantor or any Restricted Subsidiary, and any assets related thereto, including, without limitation, all collateral securing such real estate assets or mortgage receivables, all contracts and guarantees or other obligations in respect of such real estate assets or mortgage receivables, proceeds of such real estate assets or mortgage receivables, and other assets that are customarily transferred in connection with asset securitization transactions involving real estate assets or mortgage receivables.

“Rating Agencies” means Moody’s and S&P.

“Reference Treasury Dealer” means Lehman Brothers Inc. or any other investment banking firm of national reputation and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”), the Company shall substitute therefor another Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and ask prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m. on the third business day preceding such redemption date.

“Refinancing Disqualified Stock” means Disqualified Stock issued in exchange for, or the proceeds of which are used, to extend, refinance, renew, replace, defease or refund, Disqualified Stock or Indebtedness permitted to be issued or incurred under the tests set forth in Section 4.09(a) or Indebtedness referred to in clauses (3), (5), (7) and (9) of Section 4.09(b).

“Refinancing Indebtedness” means Indebtedness issued in exchange for, or the proceeds of which are used to extend, refinance renew, replace, defease or refund, Disqualified Stock or Indebtedness (including the 7.114% Notes and the Trust Certificates) permitted to be issued or incurred under the tests set forth in Section 4.09(a) or Indebtedness referred to in clauses (3), (5), (7) and (9) of Section 4.09(b).

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of the Issue Date, among the Company, Parent Guarantor and the initial purchasers named therein, as such agreement may be amended, modified or supplemented from time to time and, with respect to any Additional Notes, one or more registration rights agreements between the Company and the other parties thereto, as such agreement(s) may be amended, modified or supplemented from time to time, relating to rights given by the Company to the purchasers of Additional Notes to register such Additional Notes, or exchange such Additional Notes for registered Notes, under the Securities Act.

“Regular Record Date” for the interest payable on any Interest Payment Date means the applicable date specified as a “Record Date” on the face of the Note.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Global Note” means a Global Note in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with and registered in the name of the Depositary or its nominee that shall be issued in a denomination equal to the outstanding principal amount of the Notes sold for initial resale in reliance on Rule 904.

“Responsible Officer,” when used with respect to the Trustee, means any officer within the Corporate Trust Department of the Trustee (or any successor group of the Trustee) with direct responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject.

“Restricted Definitive Note” means one or more Definitive Notes bearing the Private Placement Legend.

“Restricted Global Notes” means 144A Global Notes, and Regulation S Global Notes.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Subsidiary” means any Subsidiary of Parent Guarantor (including the Company) that is not an Unrestricted Subsidiary.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 903” means Rule 903 promulgated under the Securities Act.

“Rule 904” means Rule 904 promulgated under the Securities Act.

“Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations thereunder, including any successor legislation and rules and regulations.

“7.114% Notes” means the 7.114% Exercisable Put Option Notes due August 15, 2011, including all related contractual rights and obligations.

“Shelf Registration Statement” has the meaning set forth in any Registration Rights Agreement relating to registering Notes under the Securities Act.

“S&P” means Standard & Poor’s Ratings Services and its successors.

“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof.

“Standard Securitization Undertakings” means representations, warranties, covenants and indemnities entered into by Parent Guarantor or any Restricted Subsidiary that are reasonably customary in connection with a Qualified CMBS Transaction by the parent or sponsoring entity.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subsidiary” means, with respect to any Person:

(1)                                  any corporation, association or other business entity of which more than 50% of the voting power of the outstanding voting stock is owned, directly or indirectly, by such Person, by such Person and one or more subsidiaries of such Person or by one or more subsidiaries of such Person, or the accounts of which would be consolidated with those of such Person in its consolidated financial statements in accordance with GAAP, if such statements were prepared as of such date; and

(2)                                  any partnership (a) in which such Person or one or more Subsidiaries of such Person is, at the time, a general partner and owns alone or together with Parent Guarantor or any Restricted Subsidiary a majority of the partnership interest; or (b) in which such Person or one or more Subsidiaries of such Person is, at the time, a general partner and which is controlled by such Person in a manner sufficient to permit its financial statements to be consolidated with the financial statements of such Person in conformity with GAAP and the financial statements of which are so consolidated.

 “Tax” means any tax, duty, levy, impost, assessment or other governmental charge (including penalties, interest and any other liabilities related thereto).

“TIA” means the U.S. Trust Indenture Act of 1939, as amended, and the rules and regulations thereunder, including any successor legislation and rules and regulations.

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the yield to maturity of the Comparable Treasury Issue, compounded semi-annually, assuming a price for such Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

“Trust Certificates” means the 7.114% Exercisable Put Option Securities due August 15, 2004 issued by the trust which holds the 7.114% Notes.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean such successor Trustee.

“Unrestricted Definitive Notes” means one or more Definitive Notes that do not and are not required to bear the Private Placement Legend.

“Unrestricted Global Notes” means one or more Global Notes that do not and are not required to bear the Private Placement Legend and are deposited with and registered in the name of the Depositary or its nominee.

“Unrestricted Subsidiary” means any Subsidiary that is, or has been, designated by Parent Guarantor’s Board of Directors as an Unrestricted Subsidiary under a board resolution, but only to the extent that the Subsidiary:

(1)                                  has no Indebtedness other than Non-Recourse Indebtedness;

(2)                                  except with respect to an Unrestricted Subsidiary in connection with a Qualified CMBS Transaction, is not party to any agreement, contract, arrangement or understanding with Parent Guarantor or any Restricted Subsidiary unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to Parent Guarantor or the Restricted Subsidiary than those that might be obtained at the same time from Persons who are not affiliates of Parent Guarantor;

(3)                                  is a Person with respect to which neither Parent Guarantor nor any Restricted Subsidiary has any direct or indirect obligation (A) to subscribe for additional Equity Interests or (B) to maintain or preserve that Person’s financial condition or to cause that Person to achieve any specified levels of operating results, other than under agreements relating to the management of hotels entered into between Restricted Subsidiaries and Unrestricted Subsidiaries in the ordinary course of the Subsidiaries’ business, consistent with past practice; and

(4)                                  has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of Parent Guarantor or any Restricted Subsidiary, other than pursuant to Standard Securitization Undertakings.

Any designation by Parent Guarantor’s Board of Directors made after the Issue Date shall be evidenced to the Trustee by filing with the Trustee a certified copy of the board resolution giving effect to that designation and an Officer’s Certificate certifying that the designation complied with the foregoing conditions and was permitted by the provisions of Section 4.10 hereof.  If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of that Subsidiary shall be deemed to be incurred by a Restricted Subsidiary as of that date, and, if the Indebtedness is not permitted to be incurred as of that date under the provisions of Section 4.09 hereof, such event shall constitute a Default of the covenant.

Parent Guarantor’s Board of Directors may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary, but the designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of any outstanding Indebtedness of the Unrestricted Subsidiary, and the designation shall only be permitted if (a) the Indebtedness is permitted under the provisions of Section 4.09 hereof and (b) no Default or Event of Default would be in existence following the designation.

The Company may not under any circumstances be designated as an Unrestricted Subsidiary.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Mandatory Redemption” means, when applied to any Disqualified Stock at any date, the number of years obtained by dividing (a) the sum of the products obtained by multiplying (1) the amount of each then-remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the amount by (2) the number of years, calculated to the nearest one-twelfth, that shall elapse between that date and the making of the payment, by (b) the then outstanding liquidation preference amount of the Disqualified Stock.

“Weighted Average Life To Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the sum of the products obtained by multiplying (1) the amount of each then-remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the amount, by (2) the number of years, calculated to the nearest one twelfth, that shall elapse between that date and the making of the payment, by (b) the then outstanding principal amount of the Indebtedness.

Section 1.02.                                                 Other Definitions

Term	Defined in Section
“Acceleration Notice”	6.02
“Affiliate Transaction”	4.14
“Asset Sale Offer”	4.12(d)
“Authentication Order”	2.02(d)
“Benefited Party”	10.01
“Change of Control Offer”	4.18(a)
“Change of Control Amount”	4.18(a)
“Company”	Preamble
“Covenant Defeasance”	8.03
“DTC”	2.03(b)
“Event of Default”	6.01
“Excess Proceeds”	4.12(c)
“incur”	4.09(a)
“incurrence”	4.09(a)
“Legal Defeasance”	8.02
“losses”	7.07
“Notes”	Preamble
“Offer Amount”	3.09(b)(ii)
“Offer Period”	3.09(c)
“Offer to Purchase”	3.09(a)
“Parent Guarantor”	Preamble
“Paying Agent”	2.03(a)
“Purchase Date”	3.09(c)
“Registrar”	2.03(a)
“Restricted Payments”	4.10(a)
“Security Register”	3.03

Section 1.03.                                                 Incorporation by Reference of Trust Indenture Act.

(a)                                  Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

(b)                                 The following TIA terms used in this Indenture have the following meanings:

“indenture securities” means the Notes;

“indenture security holder” means a Holder of a Note;

“indenture to be qualified” means this Indenture;

“indenture trustee” or “institutional trustee” means the Trustee; and

“obligor” on the Notes means the Company and any successor obligor upon the Notes.

(c)                                  All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule under the TIA and not otherwise defined herein have the meanings so assigned to them either in the TIA, by another statute or Commission rule, as applicable.

Section 1.04.                                                 Rules of Construction.

(a)                                  Unless the context otherwise requires:

(i)                                     a term has the meaning assigned to it;

(ii)                                  an accounting term not otherwise defined herein has the meaning assigned to it in accordance with GAAP;

(iii)                               “or” is not exclusive;

(iv)                              words in the singular include the plural, and in the plural include the singular;

(v)                                 all references in this instrument to “Articles,” “Sections” and other subdivisions are to the designated Articles, Sections and subdivisions of this instrument as originally executed;

(vi)                              the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

(vii)                           “including” means “including without limitation;”

(viii)                        provisions apply to successive events and transactions; and

(ix)                                references to sections of or rules under the Securities Act, the Exchange Act or the TIA shall be deemed to include substitute, replacement or successor sections or rules adopted by the Commission from time to time thereunder.

ARTICLE 2.

THE NOTES

Section 2.01.                                                 Form and Dating.

(a)                                  General.  The Notes and the Trustee’s certificate of authentication shall be substantially in the form included in Exhibit A hereto, which is hereby incorporated in and expressly made part of this Indenture.  The Notes may have notations, legends or endorsements required by law, exchange rule or usage in addition to those set forth on Exhibit A.  Each Note shall be dated the date of its authentication.  The Notes shall be in denominations of $1,000 and integral multiples thereof.  The terms and provisions contained in the Notes shall constitute a part of this Indenture, and the Company, Parent Guarantor and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.  To the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

(b)                                 Form of Notes.  Notes shall be issued initially in global form and shall be substantially in the form of Exhibit A attached hereto (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto).  Notes issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto).  Each Global Note shall represent such aggregate principal amount of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions and transfers of interests therein.  Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

(c)                                  Book-Entry Provisions.  This Section 2.01(c) shall apply only to Global Notes deposited with the Trustee, as custodian for the Depositary.  Participants and Indirect Participants shall have no rights under this Indenture or any Global Note with respect to any Global Note held on their behalf by the Depositary or by the Trustee as custodian for the Depositary, and the Depositary shall be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever.  Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Participants or Indirect Participants, the Applicable Procedures or the operation of customary practices of the Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Note.

(d)                                 Euroclear and Clearstream Procedures Applicable.  The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream” and “Customer Handbook” of Clearstream shall be applicable to transfers of beneficial interests in Global Notes that are held by Participants through Euroclear or Clearstream.

Section 2.02.                                                 Execution and Authentication.

(a)                                  One Officer shall execute the Notes on behalf of the Company by manual or facsimile signature.

(b)                                 If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated by the Trustee, the Note shall nevertheless be valid.

(c)                                  A Note shall not be valid until authenticated by the manual signature of the Trustee.  The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.  The form of Trustee’s certificate of authentication to be borne by the Note shall be substantially as set forth in Exhibit A hereto.

(d)                                 The Trustee shall, upon a written order of the Company signed by an Officer (an “Authentication Order”), authenticate Notes for original issue.

(e)                                  The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes.  Unless otherwise provided in such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so.  Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.  An authenticating agent shall have the same rights as an Agent with respect to Holders.

Section 2.03.                                                 Registrar and Paying Agent.

(a)                                  The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where Notes may be presented for payment (“Paying Agent”).  The Registrar shall keep a register of the Notes and of their transfer and exchange.  The Company may appoint one or more co-registrars and one or more additional paying agents.  The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent.  The Company may enter into an appropriate agency agreement with any Agent not party to this Indenture, which may incorporate the provisions of the TIA.  Such Agreement shall implement the provisions of this Indenture that relate to such Agent.  The Company may change any Paying Agent or Registrar without notice to any Holder.  The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture.  If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation in accordance with Section 7.07 hereof.  The Company, Parent Guarantor or any of their Subsidiaries may act as Paying Agent or Registrar.

(b)                                 The Company initially appoints The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes.

(c)                                  The Company initially appoints the Trustee to act as Registrar and Paying Agent, agent for service of notices and demands in connection with the Global Note and to act as Custodian with respect to the Global Notes, and the Trustee hereby agrees so to initially act.

Section 2.04.                                                 Paying Agent to Hold Money in Trust.

The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, or interest on the Notes, and shall notify the Trustee of any Default by the Company in making any such payment.  While any such Default continues, the Trustee may require a Paying Agent to pay all funds held by it relating to the Notes to the Trustee.  The Company at any time may require a Paying Agent to pay all funds held by it relating to the Notes to the Trustee.  Upon payment over to the Trustee, the Paying Agent (if other than the Company, Parent Guarantor or a Subsidiary) shall have no further liability for such funds.  If the Company, Parent Guarantor or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all funds held by it as Paying Agent.  Upon any Event of Default under Sections 6.01(ix) and (x) hereof relating to the Company or Parent Guarantor, the Trustee shall serve as Paying Agent for the Notes.

Section 2.05.                                                 Holder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA §312(a).  If the Trustee is not the Registrar, the Company shall furnish or cause to be furnished to the Trustee at least seven Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date or such shorter time as the Trustee may allow, as the Trustee may reasonably require of the names and addresses of the Holders and the Company shall otherwise comply with TIA §312(a).

Section 2.06.                                                 Transfer and Exchange.

(a)                                  Transfer and Exchange of Global Notes.  A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.  The Company shall exchange Global Notes for Definitive Notes if:  (1) the Company delivers to the Trustee a notice from the Depositary that the Depositary is unwilling or unable to continue to act as Depositary for the Global Notes or that it has ceased to be a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 120 days after the date of such notice from the Depositary; (2) the Company at its option determines that the Global Notes shall be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee; or (3) a Default or Event of Default shall have occurred and be continuing.  Upon the occurrence of any of the preceding events in clauses (1), (2) or (3) above, Definitive Notes shall be issued in denominations of $1,000 or integral multiples thereof and in such names as the Depositary shall instruct the Trustee in writing.  Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof.  Except as provided above, every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note.  A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a), and beneficial interests in a Global Note may not be transferred and exchanged other than as provided in Section 2.06(b), (c) or (f) hereof.

(b)                                 Transfer and Exchange of Beneficial Interests in the Global Notes.  The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary in accordance with the provisions of this Indenture and the Applicable Procedures.  Beneficial interests in Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act.  Transfers of beneficial interests in Global Notes also shall require compliance with either clause (i) or (ii) below, as applicable, as well as one or more of the other following clauses, as applicable:

(i)                                     Transfer of Beneficial Interests in the Same Global Note.  Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend and any Applicable Procedures; provided, however, that prior to the expiration of the Distribution Compliance Period, transfers of beneficial interests in a Regulation S Global Note may not be made to or for the account or benefit of a “U.S. Person” (as defined in Rule 902(k) of Regulation S) (other than a “distributor” (as defined in Rule 902(d) of Regulation S)).  Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note.  Except as may be required by any Applicable Procedures, no written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(i).

(ii)                                  All Other Transfers and Exchanges of Beneficial Interests in Global Notes.  In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(i) above, the transferor of such beneficial interest must deliver to the Registrar either (A)(1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B) if permitted under Section 2.06(a) hereof, (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (B)(1) above.  Upon consummation of an Exchange Offer by the Company in accordance with Section 2.06(f) hereof, the requirements of this Section 2.06(b)(ii) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Notes.  Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(h) hereof.

(iii)                               Transfer of Beneficial Interests in a Restricted Global Note to Another Restricted Global Note.  A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(ii) above and the Registrar receives the following:

(A)                              if the transferee shall take delivery in the form of a beneficial interest in a 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof or, if permitted by Applicable Procedures, item (3) thereof; and

(B)                                if the transferee shall take delivery in the form of a beneficial interest in a Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof.

(iv)                              Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note.  A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if the exchange or transfer complies with the requirements of Section 2.06(b)(ii) above and:

(A)                              such exchange or transfer is effected pursuant to an Exchange Offer in accordance with a Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, makes any and all certifications in the applicable Letter of Transmittal (or is deemed to have made such certifications if delivery is made through the Applicable Procedures) as may be required by such Registration Rights Agreement;

(B)                                such transfer is effected pursuant to a Shelf Registration Statement in accordance with a Registration Rights Agreement;

(C)                                such transfer is effected by a broker-dealer pursuant to an Exchange Offer Registration Statement in accordance with a Registration Rights Agreement; or

(D)                               the Registrar receives the following:

(1)                                  if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

(2)                                  if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this clause (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer shall be effected in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend shall no longer be required in order to maintain compliance with the Securities Act.

If any such transfer is effected pursuant to clause (B) or (D) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall execute and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to clause (B) or (D) above.

(v)                                 Transfer or Exchange of Beneficial Interests in Unrestricted Global Notes for Beneficial Interests in Restricted Global Notes Prohibited.  Beneficial interests in an Unrestricted Global Note may not be exchanged for, or transferred to Persons who take delivery thereof in the form of, beneficial interests in a Restricted Global Note.

(c)                                  Transfer or Exchange of Beneficial Interests for Definitive Notes.

(i)                                     Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes.  Subject to Section 2.06(a) hereof, if any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

(A)                              if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a

Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

(B)                                if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C)                                if such beneficial interest is being transferred to a “non-U.S. Person” (as defined in Rule 902(k) of Regulation S) in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D)                               if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E)                                 if such beneficial interest is being transferred to the Company, Parent Guarantor or any of their Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(F)                                 if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item 3(c) thereof, the Trustee shall reduce or cause to be reduced in a corresponding amount pursuant to Section 2.06(h) hereof the aggregate principal amount of the applicable Restricted Global Note, and the Company shall execute and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate and deliver a Restricted Definitive Note in the appropriate principal amount to the Person designated by the holder of such beneficial interest in instructions delivered to the Registrar by the Depositary and the applicable Participant or Indirect Participant on behalf of such holder.  Any Restricted Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(i) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall designate in such instructions.  The Trustee shall deliver such Restricted Definitive Notes to the Persons in whose names such Notes are so registered.  Any Restricted Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(ii)                                  Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes.  Subject to Section 2.06(a) hereof, a holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:

(A)                              such exchange or transfer is effected pursuant to an Exchange Offer in accordance with a Registration Rights Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, makes any and all certifications in the applicable Letter of Transmittal (or is deemed to have made such certifications if delivery is made through the Applicable Procedures) as may be required by such Registration Rights Agreement;

(B)                                such transfer is effected pursuant to a Shelf Registration Statement in accordance with a Registration Rights Agreement;

(C)                                such transfer is effected by a broker-dealer pursuant to an Exchange Offer Registration Statement in accordance with a Registration Rights Agreement; or

(D)                               the Registrar receives the following:

(1)                                  if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

(2)                                  if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this clause (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer shall be effected in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend shall no longer be required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of any of the clauses of this Section 2.06(c)(ii) the Company shall execute, and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate and deliver an Unrestricted Definitive Note in the appropriate principal amount to the Person designated by the holder of such beneficial interest in instructions delivered to the Registrar by the Depositary and the applicable Participant or Indirect Participant on behalf of such holder, and the Trustee shall reduce or cause to be reduced in a corresponding amount pursuant to Section 2.06(h) hereof the aggregate principal amount of the applicable Restricted Global Note.

(iii)                               Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes.  Subject to Section 2.06(a) hereof, if any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note, then, upon satisfaction of the applicable conditions set forth in Section 2.06(b)(ii) hereof, the Trustee shall reduce or cause to be reduced in a corresponding amount pursuant to Section 2.06(h) hereof the aggregate principal amount of the applicable Unrestricted Global Note, and the Company shall execute and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate and deliver an Unrestricted Definitive Note in the appropriate principal amount to the Person designated by the holder of such beneficial interest in instructions delivered to the Registrar by the Depositary and the applicable Participant or Indirect Participant on behalf of such holder.  Any Unrestricted Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iii) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall designate in such instructions.  The Trustee shall deliver such Unrestricted Definitive Notes to the Persons in whose names such Notes are so registered.  Any Unrestricted Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iii) shall not bear the Private Placement Legend.

(d)                                 Transfer and Exchange of Definitive Notes for Beneficial Interests.

(i)                                     Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes.  If any holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

(A)                              if the holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

(B)                                if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C)                                if such Restricted Definitive Note is being transferred to a “non-U.S. Person” (as defined in Rule 902(k) of Regulation S) in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D)                               if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E)                                 if such Restricted Definitive Note is being transferred to the Company, Parent Guarantor, or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof, or

(F)                                 if such Restrictive Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certification in item 3(c) thereof, the Trustee shall cancel the Restricted Definitive Note, increase or cause to be increased in a corresponding amount pursuant to Section 2.06(h) hereof the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, a 144A Global Note, and in the case of clause (C) above, a Regulation S Global Note.

(ii)                                  Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes.  A holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

(A)                              such exchange or transfer is effected pursuant to a Exchange Offer in accordance with a Registration Rights Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, makes such certifications in the applicable Letter of Transmittal (or is deemed to have made such certifications if delivery is made through the Applicable Procedures) as may be required by such Registration Rights Agreement;

(B)                                such transfer is effected pursuant to a Shelf Registration Statement in accordance with a Registration Rights Agreement;

(C)                                such transfer is effected by a broker-dealer pursuant to an Exchange Offer Registration Statement in accordance with a Registration Rights Agreement; or

(D)                               the Registrar receives the following:

(1)                                  if the holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

(2)                                  if the holder of such Restricted Definitive Note proposes to transfer such Note to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this clause (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer shall be effected in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend shall no longer be required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of any of the clauses in this Section 2.06(d)(ii), the Trustee shall cancel such Restricted  Definitive Note and increase or cause to be increased in a corresponding amount pursuant to Section 2.06(h) hereof the aggregate principal amount of the Unrestricted Global Note.

(iii)                               Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes.  A holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Unrestricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time.  Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased in a corresponding amount pursuant to Section 2.06(h) hereof the aggregate principal amount of one of the Unrestricted Global Notes.

(iv)                              Transfer or Exchange of Unrestricted Definitive Notes to Beneficial Interests in Restricted Global Notes Prohibited.  An Unrestricted Definitive Note may not be exchanged for, or transferred to Persons who take delivery thereof in the form of, beneficial interests in a Restricted Global Note.

(v)                                 Issuance of Unrestricted Global Notes.  If any such exchange or transfer of a Definitive Note for a beneficial interest in an Unrestricted Global Note is effected pursuant to clause (ii)(B), (ii)(D) or (iii) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

(e)                                  Transfer and Exchange of Definitive Notes for Definitive Notes.  Upon request by a holder of Definitive Notes and such holder’s compliance with the provisions of this Section 2.06(e), the Registrar shall register the transfer or exchange of Definitive Notes.  Prior to such registration of transfer or exchange, the requesting holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such holder.  In addition, the requesting holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).

(i)                                     Restricted Definitive Notes to Restricted Definitive Notes.  Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

(A)                              if the transfer shall be made pursuant to Rule 144A, a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B)                                if the transfer shall be made pursuant to Rule 903 or Rule 904, a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

(C)                                if the transfer shall be made pursuant to any other exemption from the registration requirements of the Securities Act, a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

(ii)                                  Restricted Definitive Notes to Unrestricted Definitive Notes.  Any Restricted Definitive Note may be exchanged by the holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note only if:

(A)                              such exchange or transfer is effected pursuant to an Exchange Offer in accordance with a Registration Rights Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, makes such certifications in the applicable Letter of Transmittal (or is deemed to have made such certifications if delivery is made through the Applicable Procedures) as may be required by such Registration Rights Agreement;

(B)                                any such transfer is effected pursuant to a Shelf Registration Statement in accordance with a Registration Rights Agreement;

(C)                                any such transfer is effected by a broker-dealer pursuant to an Exchange Offer Registration Statement in accordance with a Registration Rights Agreement; or

(D)                               the Registrar receives the following:

(1)                                  if the holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

(2)                                  if the holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an

Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this clause (D), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer shall be effected in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend shall no longer be required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of any of the clauses of Section 2.06(e)(ii) the Trustee shall cancel the prior Restricted Definitive Note and the Company shall execute, and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate and deliver an Unrestricted Definitive Note in the appropriate principal amount to the Person designated by the holder of such prior Restricted Definitive Note in instructions delivered to the Registrar by such holder.

(iii)                               Unrestricted Definitive Notes to Unrestricted Definitive Notes.  A holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note.  Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holders thereof.

(f)                                    Exchange Offer.  Upon the occurrence of an Exchange Offer in accordance with a Registration Rights Agreement, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate (i) one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the applicable Restricted Global Notes (A) tendered for acceptance by Persons that make any and all certifications in the applicable Letters of Transmittal (or are deemed to have made such certifications if delivery is made through the Applicable Procedures) as may be required by such Registration Rights Agreement, and (B) accepted for exchange in the Exchange Offer and (ii) Unrestricted Definitive Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive Notes tendered for acceptance by Persons who made the foregoing certification and accepted for exchange in the Exchange Offer.  Concurrently with the issuance of such Notes, the Trustee shall reduce or cause to be reduced in a corresponding amount the aggregate principal amount of the applicable Restricted Global Notes, and the Company shall execute and the Trustee shall authenticate and deliver to the Persons designated by the Holders of Restricted Definitive Notes so accepted Unrestricted Definitive Notes in the appropriate principal amount.

(g)                                 Legends.  The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

(i)                                     Private Placement Legend.

(A)                              Except as permitted by clause (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

THE NOTES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR OTHER SECURITIES LAWS.  NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION UNLESS THE TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.  THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING ITS NOTE IN AN “OFFSHORE TRANSACTION” PURSUANT TO RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT

PRIOR TO (X) THE DATE WHICH IS TWO YEARS (OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144(k) UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THEREUNDER) AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF (OR OF ANY PREDECESSOR OF THIS NOTE) OR THE LAST DAY ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF THIS NOTE) AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW (THE “RESALE RESTRICTION TERMINATION DATE”), OFFER, SELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A INSIDE THE UNITED STATES, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT OR (E) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND; PROVIDED THAT THE COMPANY, THE TRUSTEE AND THE REGISTRAR SHALL HAVE THE RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (I) PURSUANT TO CLAUSE (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND (II) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATION OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS NOTE IS COMPLETED AND DELIVERED BY THIS TRANSFEROR TO THE TRUSTEE.  THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.  AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION,” “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

(B)                                Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to clauses (b)(iv), (c)(ii), (c)(iii), (d)(ii), (d)(iii), (e)(ii), (e)(iii) or (f) to this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

(ii)                                  Global Note Legend.  Each Global Note shall bear a legend in substantially the following form:

“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY

NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS MAY BE  REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

(h)                                 Cancellation and/or Adjustment of Global Notes.  At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or cancelled in whole and not in part, each such Global Note shall be returned to or retained and cancelled by the Trustee in accordance with Section 2.11 hereof.  At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who shall take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who shall take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(i)                                     General Provisions Relating to Transfers and Exchanges.

(i)                                     No service charge shall be made to a Holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 3.09, 4.12, 4.18 and 9.05 hereof).

(ii)                                  All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Company, evidencing the same Indebtedness, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

(iii)                               Neither the Registrar nor the Company shall be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the date of selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (C) to register the transfer of or to exchange a Note between a record date (including a Regular Record Date) and the next succeeding Interest Payment Date.

(iv)                              Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Note and for all other purposes, in each case regardless of any notice to the contrary.

(v)                                 All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

(vi)                              The Trustee is hereby authorized and directed to enter into a letter of representation with the Depositary in the form provided by the Company and to act in accordance with such letter.

(vii)                           To permit registrations of transfers and exchanges, the Company shall execute, and the Trustee shall authenticate, Global Notes and Definitive Notes upon the Company’s order or at the Registrar’s request.

(viii)                        The Registrar shall not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

(ix)                                The Trustee shall authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.

Section 2.07.                                                 Replacement Notes.

If any mutilated Note is surrendered to the Trustee or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company shall issue and the Trustee, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, shall authenticate a replacement Note.  If required by the Trustee or the Company, the Holder of such Note shall provide indemnity sufficient, in the judgment of the Trustee or the Company, as applicable, to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer in connection with such replacement.  If required by the Company, such Holder shall reimburse the Company for its reasonable expenses in connection with such replacement.

Every replacement Note issued in accordance with this Section 2.07 shall be the valid obligation of the Company evidencing the same Indebtedness as the destroyed, lost or stolen Note and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.08.                                                 Outstanding Notes.

(a)                                  The Notes outstanding at any time shall be the entire principal amount of Notes represented by all the Global Notes and Definitive Notes authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, those subject to reductions in beneficial interests effected by the Trustee in accordance with Section 2.06 hereof, and those described in this Section 2.08 as not outstanding.  Except as set forth in Section 2.09 hereof, a Note shall not cease to be outstanding because the Company or an Affiliate of the Company holds the Note; provided, however, that Notes held by the Company or a Subsidiary of the Company shall be deemed not to be outstanding for purposes of Section 3.07(b) hereof.

(b)                                 If a Note is replaced pursuant to Section 2.07 hereof, it shall cease to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

(c)                                  If the principal amount of any Note is considered paid under Section 4.01 hereof, it shall cease to be outstanding and interest on it shall cease to accrue.

(d)                                 If the Paying Agent (other than the Company, Parent Guarantor, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date, a Purchase Date or maturity date, funds sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

Section 2.09.                                                 Treasury Notes.

In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, Parent Guarantor or by any Affiliate of the Company or Parent Guarantor, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that the Trustee knows are so owned shall be so disregarded.

Section 2.10.                                                 Temporary Notes.

Until certificates representing Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, shall authenticate temporary Notes.  Temporary Notes shall be substantially in the form of Definitive Notes but may have variations that the Company considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee.  Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate Global Notes or Definitive Notes in exchange for temporary Notes, as applicable.

Holders of temporary Notes shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.11.                                                 Cancellation.

The Company at any time may deliver Notes to the Trustee for cancellation.  The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment.  Upon sole direction of the Company, the Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy cancelled Notes (subject to the record retention requirements of the Exchange Act or other applicable laws) unless the Company directs them to be returned to them.  Certification of the destruction of all cancelled Notes shall be delivered to the Company from time to time upon request unless by a written order, signed by an Officer of the Company, the Company shall direct that cancelled Notes be returned to them.  The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.12.                                                 Defaulted Interest.

If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof.  The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment.  The Company shall fix or cause to be fixed each such special record date and payment date, provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

Section 2.13.                                                 CUSIP or ISIN Numbers.

The Company in issuing the Notes may use “CUSIP” and/or “ISIN” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” and/or “ISIN” numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption or notice of an Offer to Purchase and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption or Offer to Purchase shall not be affected by any defect in or omission of such numbers.  The Company shall promptly notify the Trustee of any change in the “CUSIP” and/or “ISIN” numbers.

Section 2.14.                                                 Additional Interest.

If Additional Interest is payable by the Company pursuant to a Registration Rights Agreement and paragraph 1 of the Notes, the Company shall deliver to the Trustee a certificate to that effect stating (i) the amount of such Additional Interest that is payable and (ii) the date on which such interest is payable pursuant to Section 4.01 hereof.  Unless and until a Responsible Officer of the Trustee receives such a certificate or instruction or direction from the Holders in accordance with the terms of this Indenture, the Trustee may assume without inquiry that no Additional Interest is payable.  The foregoing shall not prejudice the rights of the Holders with respect to their entitlement to Additional Interest as otherwise set forth in this Indenture or the Notes and pursuing any action against the Company directly or otherwise directing the Trustee to take any such action in accordance with the terms of this Indenture and the Notes.  If the Company has paid Additional Interest directly to the Persons entitled to it, the Company shall deliver to the Trustee an Officers’ Certificate setting forth the details of such payment.

Section 2.15.                                                 Issuance of Additional Notes.

The Company shall be entitled, subject to its compliance with Section 4.09 hereof, to issue Additional Notes under this Indenture which shall have identical terms as the Initial Notes issued on the date hereof, other than with respect to the date of issuance, issue price and rights under a related Registration Rights Agreement, if any.  The Initial Notes issued on the date hereof, any Additional Notes and all Exchange Notes issued in exchange therefor shall be treated as a single class for all purposes under this Indenture, including without limitation, directions, waivers, amendments, consents, redemptions and Offers to Purchase.

With respect to any Additional Notes, the Company shall set forth in a Board Resolution and an Officers’ Certificate, a copy of each of which shall be delivered to the Trustee, the following information:

(a)                                  the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Indenture;

(b)                                 the issue price, the issue date and the CUSIP and/or ISIN number of such Additional Notes; provided, however, that no Additional Notes may be issued at a price that would cause such Additional Notes to have “original issue discount” within the meaning of Section 1273 of the Code; and

(c)                                  whether such Additional Notes shall be subject to the restrictions on transfer set forth in Section 2.06 hereof relating to Restricted Global Notes and Restricted Definitive Notes.

Section 2.16.                                                 Record Date.

The record date for purposes of determining the identity of Holders of Notes entitled to vote or consent to any action by vote or consent authorized or permitted under this Indenture shall be determined as provided for in TIA Section 316(c).

ARTICLE 3.

REDEMPTION AND PREPAYMENT

Section 3.01.                                                 Notices to Trustee.

If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it shall furnish to the Trustee, at least 45 days but not more than 90 days before a redemption date (or such shorter period as allowed by the Trustee), an Officers’ Certificate setting forth (i) the applicable section of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed and (iv) the redemption price.

Section 3.02.                                                 Selection of Notes to Be Redeemed.

If less than all of the Notes are to be redeemed at any time, the Trustee shall select the Notes to be redeemed among the Holders of the Notes in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not so listed, on a pro rata basis, by lot or in accordance with any other method the Trustee deems fair and appropriate (and in compliance with applicable legal requirements).  However, no Notes of a principal amount of $1,000 or less shall be redeemed in part, and, if a partial redemption of Notes is made with the proceeds of a public offering of common equity securities of Parent Guarantor and/or the Company, selection of the Notes or portions of the Notes for redemption shall be made by the Trustee only on a proportional basis or on as nearly a proportional basis as is practicable (except as required by the procedures of DTC), unless that method is otherwise prohibited.  In the event of partial redemption by lot, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Notes not previously called for redemption.

The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed.  Notes and portions of Notes selected shall be in amounts of $1,000 or integral multiples of $1,000, except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not an integral multiple of $1,000, shall be redeemed.  Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

Section 3.03.                                                 Notice of Redemption.

At least 30 days but not more than 60 days prior to a redemption date, the Company shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at such Holder’s address appearing in the securities register maintained in respect of the Notes by the Registrar (the “Security Register”).

The notice shall identify the Notes to be redeemed and shall state:

(a)                                  the redemption date;

(b)                                 The appropriate calculation of the redemption price, but need not include the redemption price itself. The actual redemption price, calculated as described above, shall be set forth in an Officers’ Certificate delivered to the Trustee no later than two (2) Business Days prior to the redemption date unless clause (b) of the definition of “Comparable Treasury Price” is applicable, in which case such Officer’s Certificate should be delivered on the redemption date;

(c)                                  if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, if applicable, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note;

(d)                                 the name and address of the Paying Agent;

(e)                                  that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(f)                                    that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

(g)                                 the applicable section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

(h)                                 that no representation is made as to the correctness of the CUSIP and/or ISIN numbers, if any, listed in such notice or printed on the Notes.

At the Company’s request, the Trustee shall give the notice of redemption in the Company’s name and at its expense; provided, however, that the Company shall have delivered to the Trustee, at least 45 days (or such shorter period allowed by the Trustee) prior to the redemption date, an Officers’ Certificate requesting that the Trustee give such notice (in the name and at the expense of the Company) and setting forth the information to be stated in such notice as provided in this Section 3.03.

Section 3.04.                                                 Effect of Notice of Redemption.

Once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption shall become irrevocably due and payable on the redemption date at the redemption price.  A notice of redemption may not be conditional.

Section 3.05.                                                 Deposit of Redemption Price.

On or prior to 11:00 a.m. Eastern time on the Business Day prior to any redemption date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and, if applicable, accrued and unpaid interest on all Notes to be redeemed on that date.  The Trustee or the Paying Agent shall promptly, and in any event within two (2) Business Days after the redemption date, return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and, accrued and unpaid interest, if any, on all Notes to be redeemed.

If the Company complies with the provisions of the preceding paragraph, on and after the redemption date, interest shall cease to accrue on Notes or portions of Notes called for purchase or redemption in accordance with Section 2.08(d) hereof, whether or not such Notes are presented for payment.  If a Note is redeemed on or after a Regular Record Date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest, if any, shall be paid to the Person in whose name such Note was registered at the close of business on such Regular Record Date.  If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

Section 3.06.                                                 Notes Redeemed in Part.

Upon surrender of a Note that is redeemed in part, the Company shall issue and, upon the Company’s written request, the Trustee shall authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

Section 3.07.                                                 Optional Redemption.

(a)                                  At any time prior to March 15, 2007, the Company may redeem all or any portion of the Notes, at once or over time, after giving the required notice under this Indenture at a redemption price equal to the greater of:

(1)                                  100% of the principal amount of the Notes to be redeemed, and

(2)                                  the sum of the present values of (A) the redemption price of the Notes at March 15, 2007 (as set forth below) and (B) the remaining scheduled payments of interest from the redemption date through March 15, 2007, but excluding accrued and unpaid interest through the redemption date, discounted to the redemption date (assuming a 360-day year consisting of twelve 30-day months), at the Treasury Rate plus 50 basis points, plus, in either case, accrued and unpaid interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date).

(b)                                 In addition, before March 15, 2006, subject, if applicable, to the provisions contained in the Credit Agreement prohibiting the purchase of Notes by the Company, unless and until any Indebtedness outstanding under the Credit Agreement is repaid in full, the Company may redeem, on any one or more occasions, with the net cash proceeds of one or more public offerings of common equity, including Class B Common Stock, of the Company and/or Parent Guarantor (within 60 days of the consummation of any public Equity Offering), up to

35% of the aggregate principal amount of the Notes at a redemption price equal to 108.875% of the principal amount of the Notes issued under this Indenture, plus accrued and unpaid interest thereon, if any, to the redemption date; provided, however, that, in order to redeem the Notes with the net cash proceeds of a public Equity Offering, at least 65% of the aggregate principal amount of the Notes originally issued under this Indenture must remain outstanding immediately following any such redemption.

(c)                                  On or after March 15, 2007, the Company may redeem all or a part of the Notes upon notice in accordance with Section 3.03 hereof, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest thereon to the redemption date, if redeemed during the 12-month period beginning on March 15 of the years indicated below:

Year	Percentage

2007	104.438%
2008	102.219%
2009 and thereafter	100.000%

(d)                                 Any prepayment pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

Section 3.08.                                                 Mandatory Redemption.

Except as set forth in Sections 4.12 and 4.18 hereof, the Company shall not be required to make mandatory redemption or sinking fund payments with respect to, or offers to purchase, the Notes.

Section 3.09.                                                 Offers To Purchase.

(a)                                  In the event that, pursuant to Section 4.12 or 4.18 hereof, the Company shall be required to commence an Asset Sale Offer or Change of Control Offer (each, an “Offer to Purchase”), it shall follow the procedures specified below.

(b)                                 The Company shall commence the Offer to Purchase by sending, by first-class mail, with a copy to the Trustee, to each Holder, at such Holder’s address appearing in the Security Register a notice, the terms of which shall govern the Offer to Purchase, stating:

(i)                                     that the Offer to Purchase is being made pursuant to this Section 3.09 and Section 4.12 or 4.18, as the case may be, and, in the case of a Change of Control Offer, that a Change of Control has occurred, the transaction or transactions that constitute the Change of Control, and that a Change of Control Offer is being made pursuant to Section 4.18 hereof;

(ii)                                  the principal amount of Notes required to be purchased pursuant to Section 4.12 or 4.18 hereof (the “Offer Amount”), the purchase price, the Offer Period and the Purchase Date (each as defined below);

(iii)                               except as provided in clause (ix), that all Notes timely tendered and not withdrawn shall be accepted for payment;

(iv)                              that any Note not tendered or accepted for payment shall continue to accrue interest;

(v)                                 that, unless the Company defaults in making such payment, any Note accepted for payment pursuant to the Offer to Purchase shall cease to accrue interest after the Purchase Date;

(vi)                              that Holders electing to have a Note purchased pursuant to the Offer to Purchase may elect to have Notes purchased in integral multiples of $1,000 only;

(vii)                           that Holders electing to have a Note purchased pursuant to the Offer to Purchase shall be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Note completed, or transfer by book-entry transfer, to the Company, a Depositary, if appointed by the Company, or a Paying Agent, if any, at the address specified in the notice before the close of business on the third Business Day before the Purchase Date;

(viii)                        that Holders shall be entitled to withdraw their election if the Company, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note (or portions thereof) the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

(ix)                                that, in the case of an Asset Sale Offer, if the aggregate principal amount of Notes surrendered by Holders exceeds the Offer Amount, the Company shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $1,000 or integral multiples thereof shall be purchased);

(x)                                   that Holders whose Notes were purchased in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer)

(xi)                                any other procedures that Holders must follow in order to tender their Notes (or portions thereof) for payment.

(c)                                  The Offer to Purchase shall remain open for a period of at least 30 days but no more than 60 days following its commencement, except to the extent that a longer period is required by applicable law (the “Offer Period”).  No later than five (5) Business Days after the termination of the Offer Period (the “Purchase Date”), the Company shall purchase the Offer Amount or, if less than the Offer Amount has been tendered, all Notes tendered in response to the Offer to Purchase.  Payment for any Notes so purchased shall be made in the same manner as interest payments are made.

(d)                                 On or prior to the Purchase Date, the Company shall, to the extent lawful:

(i)                                     accept for payment (on a pro rata basis to the extent necessary in connection with an Asset Sale Offer) the Offer Amount of Notes or portions of Notes properly tendered pursuant to the Offer to Purchase, or if less than the Offer Amount has been tendered, all Notes tendered;

(ii)                                  deposit with the Paying Agent an amount equal to the Offer Amount in respect of all Notes or portions of Notes properly tendered; and

(iii)                               deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Company and that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 3.09.

(e)                                  The Company, the Depositary or the Paying Agent, as the case may be, shall promptly (but in any event not later than five (5) Business Days after the Purchase Date) deliver to each tendering Holder of Notes properly tendered and accepted by the Company for purchase the Purchase Amount for such Notes, and the Company shall promptly execute and issue a new Note, and the Trustee, upon receipt of an Authentication Order shall authenticate and deliver (or cause to be transferred by book-entry) such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered; provided, however, that each such new Note shall be in a principal amount of $1,000 or an integral multiple of $1,000.  Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof.  The Company shall publicly announce the results of the Offer to Purchase on the Purchase Date.

(f)                                    If the Purchase Date is on or after a Regular Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest shall be paid to the Person in whose name a Note is registered at the close of business on such Regular Record Date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Offer to Purchase.

(g)                                 The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the Offer to Purchase.  To the extent that the provisions of any securities laws or regulations conflict with Section 4.12 or 4.18, as applicable, this Section 3.09 or other provisions of this Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under Section 4.12 or 4.18, as applicable, this Section 3.09 or such other provision by virtue of such compliance.

(h)                                 Other than as specifically provided in this Section 3.09, any purchase pursuant to this Section 3.09 shall be made in accordance with the provisions of Section 3.01 through 3.06 hereof.

ARTICLE 4.

COVENANTS

Section 4.01.                                                 Payment of Notes.

The Company shall pay or cause to be paid the principal of, premium, if any, and interest on, the Notes on the dates and in the manner provided in this Indenture and the Notes.  Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Company, Parent Guarantor or a Subsidiary thereof, holds as of 11:00 a.m. Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due.  Such Paying Agent shall return to the Company promptly, and in any event, no later than five (5) Business Days following the date of payment, any money (including accrued interest) that exceeds such amount of principal, premium, if any, and interest paid on the Notes. The Company shall pay Additional Interest, if any, in the same manner, on the dates and in the amounts set forth in a Registration Rights Agreement, the Notes and this Indenture.  If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.

The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods), from time to time on demand at the same rate to the extent lawful.

Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

Section 4.02.                                                 Maintenance of Office or Agency.

(a)                                  The Company shall maintain in the Borough of Manhattan, The City of New York, an office or agency (which may be an office or drop facility of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be presented or surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served.  The Company shall give prompt written notice to the Trustee of any change in the location of such office or agency.  If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the

Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

(b)                                 The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations.  The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

(c)                                  The Company hereby designates the Corporate Trust Office of the Trustee, as one such office, drop facility or agency of the Company in accordance with Section 2.03 hereof.

Section 4.03.                                                 Reports.

(a)                                  Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, so long as any Notes are outstanding the Company and Parent Guarantor shall file with the Commission, to the extent such submissions are accepted for filing with the Commission, and shall furnish to the Trustee, within 15 days after it is or would have been required to be filed with the Commission:

(1)                                  all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company and Parent Guarantor were required to file such Forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements by the Company’s and Parent Guarantor’s certified independent accountants; and

(2)                                  all information that would be required to be filed with the Commission on Form 8-K if the Company and Parent Guarantor were required to file such reports.

(b)                                 In addition, following the consummation of the Exchange Offer contemplated by the Registration Rights Agreement, whether or not required by the Commission, the Company and Parent Guarantor shall file a copy of all of the information and reports referred to in clauses (a)(1) and (a)(2) above with the Commission for public availability within the time periods specified in the Commission’s rules and regulations (unless the Commission shall not accept such a filing) and make such information available to securities analysts and prospective investors upon request.

(c)                                  For so long as any Notes remain outstanding and the Company and/or Parent Guarantor, as the case may be, does not have or shall cease to have a class of equity securities registered under Section 12(g) of the Exchange Act or is not or shall cease to be subject to Section 15(d) of the Exchange Act, the Company and Parent Guarantor shall furnish to the Holders, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

(d)                                 If Parent Guarantor has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by this Section shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in Management’s Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition and results of operations of Parent Guarantor and its Restricted Subsidiaries (including the Company) separate from the financial condition and results of operations of the Unrestricted Subsidiaries of Parent Guarantor.

Section 4.04.                                                 Compliance Certificate.

(a)                                  Each of the Company and Parent Guarantor shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers’ Certificate stating that a review of the activities of the Company, Parent Guarantor and their Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company, Parent Guarantor and their Subsidiaries have kept, observed, performed and fulfilled their obligations under this Indenture, and further stating, as to each such

Officer signing such certificate, that to the best of his or her knowledge, the Company, Parent Guarantor and their Subsidiaries have kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of, premium, if any, or interest on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

(b)                                 The Company shall otherwise comply with TIA §314(a)(2).

(c)                                  The Company shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officers’ Certificate of any Default or Event of Default, its status and what action the Company is taking or proposes to take with respect thereto.

Section 4.05.                                                 Taxes.

The Company and Parent Guarantor shall pay, and shall cause each of their Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies, except such as are being contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders.

Section 4.06.                                                 Stay, Extension and Usury Laws.

Each of the Company and Parent Guarantor covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and each of the Company and Parent Guarantor (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.07.                                                 Corporate Existence.

Subject to Article 5 hereof, each of the Company and Parent Guarantor shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, and the corporate, partnership or other existence of each Restricted Subsidiary, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company, Parent Guarantor or any such Restricted Subsidiary; provided, however, that the Company and Parent Guarantor shall not be required to preserve the corporate, partnership or other existence of any Restricted Subsidiary, if the Board of Directors of each of the Company and Parent Guarantor shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company, Parent Guarantor and the Restricted Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes, or that such preservation is not necessary in connection with any transaction not prohibited by this Indenture.

Section 4.08.                                                 Payments for Consent.

Parent Guarantor shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to or for the benefit of any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes or the guarantees unless such consideration is offered to be paid or agreed to be paid to all Holders that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Section 4.09.                                                 Incurrence of Indebtedness and Issuance of Certain Capital Stock.

(a)                                  Parent Guarantor shall not, and shall not permit any Subsidiary to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to (collectively, “incur” or an “incurrence” of) any Indebtedness (including Assumed Indebtedness), or issue, any shares of Disqualified Stock and Parent Guarantor shall not permit any Restricted Subsidiary (other than the Company) to issue any Preferred Stock; provided, however, the Company or any Guarantor may incur Indebtedness (including Assumed Indebtedness) or issue shares of Disqualified Stock if the Fixed Charge Coverage Ratio of Parent Guarantor for its most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which the additional Indebtedness is incurred or the Disqualified Stock is issued would have been at least 2.0 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock had been issued, as the case may be, at the beginning of that four-quarter period.

(b)                                 The provisions of Section 4.09(a) hereof shall not apply to:

(1)                       the incurrence by Parent Guarantor’s Unrestricted Subsidiaries of Non-Recourse Indebtedness; provided, however, that if any of such Indebtedness ceases to be Non-Recourse Indebtedness of an Unrestricted Subsidiary, that event shall be deemed to constitute an incurrence of Indebtedness by a Restricted Subsidiary;

(2)                       the incurrence by Parent Guarantor or the Company of Indebtedness under Credit Facilities in an aggregate principal amount not to exceed $225.0 million at any one time outstanding, minus any Net Proceeds that have been applied to permanently reduce the outstanding amount of Indebtedness under the provisions of Section 4.12(c)(1);

(3)                       the incurrence by Parent Guarantor and the Company of Existing Indebtedness;

(4)                       the incurrence by the Company or Guarantors of Indebtedness under Interest Rate and Currency Obligations that do not increase Indebtedness of Parent Guarantor or the Guarantors, as the case may be, other than as a result of fluctuations in interest or foreign currency exchange rates;

(5)                       the incurrence or the issuance by the Company or a Guarantor of Refinancing Indebtedness or Refinancing Disqualified Stock; provided, however, that the Refinancing Indebtedness or Refinancing Disqualified Stock must be a Permitted Refinancing;

(6)                       the incurrence by Parent Guarantor or any Restricted Subsidiary of intercompany Indebtedness between or among Parent Guarantor and/or any Restricted Subsidiary; provided, however, that (1) all intercompany Indebtedness incurred by the Company or any Guarantor shall be subordinated in right of payment to the payment in full of Obligations under the Notes and the guarantees of the Notes, (2) a subsequent issuance or transfer of Equity Interests that results in any of the Indebtedness being held by a Person other than a Restricted Subsidiary and any sale or other transfer of any of the Indebtedness to a Person that is not either Parent Guarantor or a Restricted Subsidiary shall be deemed, in each case, to constitute an incurrence of the Indebtedness by Parent Guarantor or a Restricted Subsidiary, as the case may be;

(7)                       the incurrence of Indebtedness represented by the Notes issued on the Issue Date and any guarantee of the Notes;

(8)                       the incurrence by Parent Guarantor or any Restricted Subsidiary, in the ordinary course of business and consistent with industry practice at the time, of surety, performance or appeal bonds or letters of credit in connection with obligations under workers’ compensation laws, unemployment insurance laws or similar legislation or in connection with public or statutory obligations of Parent Guarantor or any Restricted Subsidiary;

(9)                       the incurrence of Indebtedness by Parent Guarantor or any Subsidiary arising from agreements providing for indemnification, adjustment of purchase price or similar obligations; or from guarantees or letters of credit, surety bonds or performance bonds securing any obligations of Parent Guarantor or any Restricted Subsidiary pursuant to such agreements, in any case incurred in connection with the disposition of any business, assets or Restricted Subsidiary (other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition), in a principal amount not to exceed the total consideration actually received by Parent Guarantor and any Restricted Subsidiary on a consolidated basis in connection with such disposition;

(10)                 the guarantee of Indebtedness of Parent Guarantor or a Restricted Subsidiary that was permitted to be incurred by another provision of this covenant; and

(11)                 the incurrence by Parent Guarantor or any Additional Guarantor of Indebtedness (in addition to Indebtedness permitted by any other clause of this paragraph) in an aggregate principal amount at any time outstanding not to exceed $50.0 million collectively; provided, however, that $15.0 million of this amount may be incurred by non-Guarantor Restricted Subsidiaries.

(c)                                  For purposes of determining compliance with the covenant set forth in this Section 4.09, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories described in clauses (1) through (11) above as of the date of incurrence thereof or is entitled to be incurred pursuant to Section 4.09(a) hereof as of the date of incurrence thereof, Parent Guarantor shall, in its sole discretion, classify (or later reclassify in whole or in part, in its sole discretion) such item of Indebtedness in any manner that complies with this covenant. Indebtedness under Credit Facilities outstanding on the Issue Date shall be deemed to have been incurred on such date in reliance on the exception provided by Section 4.09(b)(2) hereof. Accrual of interest or dividends, the accretion of accreted value or liquidation preference and the payment of interest or dividends in the form of additional Indebtedness or Disqualified Stock shall not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this Section 4.09.

Section 4.10.                                                 Restricted Payments.

(a)                                  Parent Guarantor shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly:

(1)                          declare or pay any dividend or make any distribution on account of Equity Interests of Parent Guarantor or any Restricted Subsidiary, other than: (1) dividends or distributions payable in Equity Interests (other than Disqualified Stock) of Parent Guarantor and/or the Company and (2) dividends or distributions by any Restricted Subsidiary, except that to the extent that a portion of that dividend or distribution is paid to a holder of Equity Interests of a Restricted Subsidiary other than Parent Guarantor or another Restricted Subsidiary, the portion of that dividend or distribution is not greater than that holder’s proportional interest in that class of Equity Interests in that Restricted Subsidiary;

(2)                          purchase, redeem or otherwise acquire or retire for value any Equity Interests of Parent Guarantor or any Restricted Subsidiary or other Affiliate of Parent

Guarantor, other than any Equity Interests owned by Parent Guarantor or any Restricted Subsidiary, other than the redemption of Class B Common Stock at par and/or the exchange of all outstanding shares of Class B Common Stock into or for Equity Interests of Parent Guarantor;

(3)                          purchase, redeem or otherwise acquire or retire for value any Indebtedness of Parent Guarantor or any Restricted Subsidiary that is subordinated or junior in right of payment, by its terms, to the Notes or any guarantee of the Notes before the scheduled final maturity or sinking fund payment dates for payment of principal and interest in accordance with the original documentation for the subordinated or junior Indebtedness; or

(4)                          make any Investment;

(all the payments and other actions described in clauses (1) through (4) above being collectively referred to as “Restricted Payments”), unless, at the time of the Restricted Payment:

(A)                              no Default or Event of Default shall have occurred and be continuing or would occur as a consequence of the Restricted Payment;

(B)                                Parent Guarantor would, at the time of the Restricted Payment and after giving pro forma effect thereto as if the Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness under the tests set forth in Section 4.09(a) hereof; and

(C)                                the Restricted Payment, together with the aggregate of all other Restricted Payments made by Parent Guarantor and the Restricted Subsidiaries after the date of this Indenture, excluding Restricted Payments permitted by clauses (2), (3), (4), (5) and (7)(A) of Section 4.10(b) below, is less than the sum, without duplication, of:

(i)                                     95% of the aggregate amount of the Funds From Operations (or, if the Funds From Operations is a loss, minus 100% of the amount of such loss) accrued on a cumulative basis during the period (taken as one accounting period) beginning on the first day of the fiscal quarter immediately prior to the Issue Date to the end of the most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment; plus

(ii)                                  100% of the aggregate net proceeds (including the fair market value of non-cash proceeds as determined in good faith by the Board of Directors of Parent Guarantor) received by Parent Guarantor and/or the Company from the issue or sale, in either case, since the Issue Date of either (a) Equity Interests of Parent Guarantor and/or the Company or (b) debt securities of Parent Guarantor and/or the Company that have been converted or exchanged into those Equity Interests (other than Equity Interests or convertible or exchangeable debt securities sold to Parent Guarantor or any Restricted Subsidiary and other than Disqualified Stock or debt securities that have been converted or exchanged into Disqualified Stock); plus

(iii)                               in case, after the Issue Date, any Unrestricted Subsidiary has been redesignated a Restricted Subsidiary under the terms of this Indenture or has been merged, consolidated or amalgamated with or into, or transfers or conveys assets to, or is liquidated into Parent Guarantor or a Restricted Subsidiary thereof and, only if no Default or Event of Default shall have occurred and be continuing or would occur as a consequence of the Restricted Payment, the lesser of (a) the book value (determined in accordance with GAAP) at the date of the redesignation, combination or transfer of the aggregate Investments made by Parent Guarantor and the Restricted Subsidiaries in the Unrestricted Subsidiary (or of the assets transferred or conveyed, as applicable) and (b) the fair market value of the Investment in the Unrestricted Subsidiary at the time of the redesignation, combination or transfer (or of the assets transferred or conveyed, as applicable), in each case as determined in good faith by the Board of

Directors of Parent Guarantor, whose determination shall be conclusive and evidenced by a resolution of the Board of Directors and, in each case, after deducting any Indebtedness incurred by the Unrestricted Subsidiary so designated or combined or with the assets so transferred or conveyed; plus

(iv)                              100% of any dividends, distributions or interest actually received in cash by Parent Guarantor or a Restricted Subsidiary after the Issue Date from (a) all Unrestricted Subsidiaries, (b) a Person that is not a Subsidiary or (c) a Person that is accounted for on the equity method.

(b)                                 The foregoing provisions shall not prohibit the following:

(1)                                the payment of any dividend within 60 days after the date of declaration of the dividend, if at the date of declaration the payment would have complied with the provisions of this Indenture;

(2)                                the redemption, purchase, retirement or other acquisition of any Equity Interests of Parent Guarantor or a Restricted Subsidiary in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Subsidiary of Parent Guarantor) of other Equity Interests of Parent Guarantor and/or the Company (other than any Disqualified Stock); provided, however, that the amount of any proceeds that is utilized for the redemption, repurchase, retirement or other acquisition shall be excluded from Section 4.10(a)(C)(ii) hereof;

(3)                                the defeasance, redemption, repayment or purchase of Indebtedness of Parent Guarantor or any Restricted Subsidiary that is subordinate or junior in right of payment, by its terms, to the Notes and any guarantee of the Notes in a Permitted Refinancing;

(4)                                the defeasance, redemption, repayment or purchase of Indebtedness of Parent Guarantor or any Restricted Subsidiary that is subordinate or junior in right of payment, by its terms, to the Notes and any guarantee of the Notes with the proceeds of a substantially concurrent sale (other than to a Subsidiary of Parent Guarantor) of Equity Interests (other than Disqualified Stock) of Parent Guarantor and/or the Company; provided, however, the amount of any proceeds that is utilized for the defeasance, redemption, repayment or purchase shall be excluded from Section 4.10(a)(C)(ii) hereof;

(5)                                the purchase, redemption or other acquisition or retirement for value of any Equity Interests of Parent Guarantor and/or the Company to fulfill obligations under any management equity subscription agreement, stock option agreement or stock-based award; provided, however, the aggregate price paid for all the purchased, redeemed, acquired or retired Equity Interests shall not exceed $5.0 million in any 12-month period;

(6)                                payments or distributions to dissenting stockholders pursuant to applicable law pursuant to or in connection with a consolidation, merger or transfer of assets that complies with the provisions of this Indenture applicable to mergers, consolidations and transfers of all or substantially all of the property or assets of Parent Guarantor or the Company;

(7)                                (A) the making of any Permitted Investment described in clauses (a), (b), (c), (d), (f), (g) and (h) of the definition of Permitted Investments and (B) the making of any Permitted Investment described in clause (e) of the definition of Permitted Investments;

(8)                                dividends or distributions paid or payable on Existing Preferred Stock;

(9)                                payments that would otherwise be Restricted Payments, in an aggregate amount not to exceed $50.0 million collectively; provided that at the time of, and after giving effect to, the proposed payment, Parent Guarantor could have incurred at least $1.00 of additional Indebtedness under Section 4.09(a); and

(10)                          the Company may declare or pay any dividend or make any distribution that is necessary to maintain its status as a REIT under the Code if the aggregate principal amount of all outstanding Indebtedness of Parent Guarantor and the Restricted Subsidiaries is less than 80% of Adjusted Total Assets;

provided, however, in the case of clauses (1), (2), (3), (4), (5), (6), (7)(B), (8), (9) and (10) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence of such payments.

(c)                                  In determining whether any Restricted Payment is permitted by the covenant set forth in this Section 4.10, Parent Guarantor may allocate or reallocate all or any portion of the Restricted Payment among clauses (1) through (10) of Section 4.10(b) or among the clauses in Section 4.10(a), through and including clauses (A), (B) and (C), provided, however, that at the time of, and after giving effect to, the allocation or reallocation, all the Restricted Payments, or allocated portions of the Restricted Payments, must be permitted under one or more of the various provisions of the foregoing covenant.

(d)                                 The amount of all Restricted Payments (other than cash) shall be the fair market value (evidenced in the case of Restricted Payments in excess of $10.0 million by a resolution of the Board of Directors of Parent Guarantor described in an Officer’s Certificate delivered to the Trustee) on the date of the Restricted Payment of the asset(s) proposed to be transferred by Parent Guarantor or the Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. Not later than (a) the end of any calendar quarter in which any Restricted Payment is made or (b) the making of a Restricted Payment which, when added to the sum of all previous Restricted Payments made in a calendar quarter, would cause the aggregate of all Restricted Payments made in the quarter to exceed $10.0 million, the Company shall deliver to the Trustee an Officer’s Certificate stating that the Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section 4.10 were computed, which calculations may be based upon the latest available consolidated financial statements of Parent Guarantor.

Section 4.11.                                                 Liens.

Parent Guarantor shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, incur or suffer to exist, any Lien (other than Permitted Liens) upon any of its property (including Capital Stock of a Restricted Subsidiary), whether owned at the Issue Date or thereafter acquired, or any interest therein or any income or profits therefrom, securing Indebtedness or Attributable Debt unless it has made or shall make effective provision whereby the Notes or the applicable guarantee shall be secured by such Lien equally and ratably with (or, if such other Indebtedness constitutes subordinated Indebtedness, prior to) all other Indebtedness of Parent Guarantor or any Restricted Subsidiary secured by such Lien for so long as such other Indebtedness is secured by such Lien.

Section 4.12.                                                 Asset Sales.

(a)                                  Parent Guarantor shall not, and shall not permit any Restricted Subsidiary to, conduct an Asset Sale, unless:

(1)                                Parent Guarantor or such Restricted Subsidiary, as the case may be, receives consideration at the time of the Asset Sale at least equal to the fair market value of the assets sold or otherwise disposed of and, in the case of one or a series of related Asset Sales of $10.0 million or more, to be evidenced by a resolution of Parent Guarantor’s Board of Directors described in an Officer’s Certificate delivered to the Trustee; and

(2)                                at least 75% of the consideration therefor received by Parent Guarantor or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents; provided, however, that the principal amount of the following shall be deemed to be cash for purposes of this provision:

(A)                      any liabilities of Parent Guarantor or such Restricted Subsidiaries, as shown on Parent Guarantor’s or such Restricted Subsidiary’s most recent balance sheet or in the related footnotes thereto (other than liabilities that by their terms rank junior in right of payment to the Notes or any guarantee of the Notes), that are assumed by the transferee of those assets; and

(B)                        any Notes or other obligations received by Parent Guarantor or any such Restricted Subsidiary from a transferee that are converted by Parent Guarantor or the Restricted Subsidiary into cash within 90 days after the closing of the Asset Sale (to the extent of the cash received).

(b)                                 Notwithstanding the foregoing, the restriction in clause (a)(2) above shall not apply with respect to mortgages, notes receivable or other securities received by Parent Guarantor or any Restricted Subsidiary from a transferee of any assets to the extent those mortgages, notes receivable or other securities are Investments permitted to be made by Parent Guarantor or the Restricted Subsidiary under the covenant set forth in Section 4.10 hereof.

(c)                                  Within 365 days after the receipt of Net Proceeds from an Asset Sale, Parent Guarantor or the Restricted Subsidiaries may apply those Net Proceeds at their option:

(1)                   to permanently repay, and reduce related commitments under, any Credit Facility or the Existing Notes, which, in the case of repayments of Indebtedness under any Credit Facility, shall effect a permanent reduction in the amount of Indebtedness that may be incurred under Section 4.09(b)(2); or

(2)                   invest the Net Proceeds in property or assets, including Investments permitted under clause (e) of the definition of Permitted Investments, used in a Hospitality-Related Business, provided that Parent Guarantor or such Restricted Subsidiary shall have complied with this clause (2) if, within 365 days after the Asset Sale, Parent Guarantor or such Restricted Subsidiary, as applicable, shall have commenced and not completed or abandoned an investment in compliance with this clause (2) and shall have segregated the Net Proceeds from the general funds of Parent Guarantor and its Subsidiaries for that purpose and the investment is substantially completed within 365 days after the first anniversary of the Asset Sale.

Any Net Proceeds from an Asset Sale that are not applied or invested as provided above shall be deemed to constitute “Excess Proceeds.”

(d)                                 When the aggregate amount of Excess Proceeds exceeds $15.0 million, the Company shall make an offer (an “Asset Sale Offer”) to all Holders of Notes and other Indebtedness that ranks by its terms equally in right of payment with the Notes and the terms of which contain substantially similar requirements with respect to the application of proceeds from sales of assets or in connection with securitizations as are set forth in this Indenture to purchase on a proportional basis the maximum principal amount of Notes, that is an integral multiple of $1,000, that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount of the Notes plus accrued and unpaid interest thereon, if any, to the Purchase Date, in accordance with the procedures set forth in this Indenture. To the extent that the aggregate amount of Notes and other such Indebtedness tendered under such Asset Sale Offer is less than the Excess Proceeds, any remaining Excess Proceeds may be used for any purpose not otherwise prohibited by this Indenture, including general corporate purposes. If the aggregate principal amount of Notes surrendered by Holders thereof exceeds the amount of Excess Proceeds available for purchase of such Notes, the Trustee shall select the Notes to be purchased in the manner set forth in Section 3.02 hereof. When the offer to purchase is completed, the amount of Excess Proceeds shall be reset at zero. Pending the final application of any Net Proceeds from an Asset Sale under this Section 4.12(d), Parent Guarantor or any Restricted Subsidiary may temporarily reduce Indebtedness under Credit Facilities or otherwise invest the Net Proceeds in Cash Equivalents.

(e)                                  The Company shall comply, to the extent applicable, with the requirements of Rule 14e-1 under the Exchange Act and other securities laws and regulations under the Exchange Act to the extent those laws and regulations are applicable in connection with any offer to purchase and the purchase of Notes as described above. To the extent that the provisions of any securities laws or regulations conflict with the above-described provisions of this Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under such provisions of this Indenture by virtue of compliance.

Section 4.13.                                                 Dividend and Other Payment Restrictions Affecting Subsidiaries.

Parent Guarantor shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any contractual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(a)                             (1) pay dividends or make any other distributions to Parent Guarantor or any Restricted Subsidiary (A) on its Capital Stock or (B) with respect to any other interest or participation in, or measured by, its profits, or (2) pay any Indebtedness owed to Parent Guarantor or any Restricted Subsidiary;

(b)                            make loans or advances or capital contributions to Parent Guarantor or any Restricted Subsidiary; or

(c)                             sell, lease or transfer any of its properties or assets to Parent Guarantor or any Restricted Subsidiary,

except for those encumbrances or restrictions existing under or by reasons of:

(1)                             Existing Indebtedness or other instruments governing Equity Interests, in each case as in effect on the date of this Indenture;

(2)                             any Credit Facility, except that the encumbrances or restrictions contained in that facility, as amended, modified, supplemented, restructured, renewed, restated, refunded, replaced or refinanced or extended from time to time on one or more occasions, must not be materially more restrictive, taken as a whole, than those contained in the Credit Agreement as in effect on the Issue Date;

(3)                             this Indenture and the Notes;

(4)                             applicable law;

(5)                             any instrument governing Indebtedness or Equity Interests of either (A) a Restricted Subsidiary formed to own, operate or develop a Hospitality-Related Business in which Parent Guarantor or any Restricted Subsidiary, directly or indirectly, owns less than 80% of the Capital Stock of such Restricted Subsidiary or (B) a Person Parent Guarantor or any Restricted Subsidiary acquires or of any Person that becomes a Restricted Subsidiary as in effect at the time of the acquisition or the Person becoming a Restricted Subsidiary (except to the extent the Indebtedness was incurred in connection with or in contemplation of the acquisition or that Person becoming a Restricted Subsidiary), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; provided, however, that the Consolidated Cash Flow of that Person to the extent of such restriction is not taken into account in determining whether the acquisition was permitted by the terms of this Indenture;

(6)                             restrictions of the nature described in clause (c) above by reason of customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practice;

(7)                             purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (c) above on the property so acquired;

(8)                             Permitted Refinancings, except that the encumbrance or restrictions contained in the agreements governing the Permitted Refinancings must not be materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness or Disqualified Stock being refinanced; or

(9)                             customary restrictions in security agreements or mortgages securing Indebtedness of a Restricted Subsidiary to the extent the restrictions restrict the transfer of the property subject to such security agreements and mortgages.

Section 4.14.                                                 Transactions with Affiliates.

Parent Guarantor shall not, and shall not permit any Restricted Subsidiary to, sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an “Affiliate Transaction”), unless:

(a)                             the Affiliate Transaction is on terms that are no less favorable to Parent Guarantor or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by Parent Guarantor or the Restricted Subsidiary on an arm’s length basis with an unrelated Person;

(b)                            the Company delivers to the Trustee:

(1)                             with respect to any Affiliate Transaction involving aggregate payments in excess of $10.0 million, an Officer’s Certificate certifying that the Affiliate Transaction complies with clause (a) above and the Affiliate Transaction is approved by a majority of the disinterested members of Parent Guarantor’s Board of Directors; and

(2)                             with respect to any Affiliate Transaction involving aggregate payments in excess of $20.0 million, an opinion as to the fairness to Parent Guarantor or the Restricted Subsidiary from a financial point of view issued, by an investment banking firm of national standing or a qualified appraiser selected by the Company.

The following shall not be deemed Affiliate Transactions:

(A)                         any employment, deferred compensation, stock option, long-term or stock-based awards, noncompetition, consulting or similar agreement Parent Guarantor or any Restricted Subsidiary enters into in the ordinary course of business and consistent with the industry practice at the time of Parent Guarantor or any Restricted Subsidiary;

(B)                           transactions between or among Parent Guarantor and/or any Restricted Subsidiary;

(C)                           customary transactions in connection with a Qualified CMBS Transaction; and

(D)                          Restricted Payments permitted by the provisions described above under the provisions of Section 4.10 hereof.

Section 4.15.                                                 Sale and Leaseback Transactions.

Parent Guarantor shall not, and shall not permit any Restricted Subsidiary to, enter into any sale and leaseback transaction; provided, however, that the Company or any Guarantor may enter into a sale and leaseback transaction if:

(a)                             the gross cash proceeds of that sale and leaseback transaction are at least equal to the fair market value and in the case of sale and leaseback transactions involving $10.0 million or more, is as determined in good faith by the Board of Directors of Parent Guarantor and set forth in an Officers’ Certificate delivered to the Trustee, of the property that is the subject of that sale and leaseback transaction;

(b)                            the Company or that Guarantor could have incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction under the provisions of Section 4.09 hereof;

(c)                             the Company or the Guarantor applies an amount equal to the Attributable Debt relating to such sale and leaseback transaction to either:

(1)                             to permanently repay, and reduce related commitments under, first, any Credit Facility or the Existing Notes and, second, under any other senior Indebtedness including the Notes; or

(2)                             invest net proceeds in property or assets, including Investments permitted under clause (e) of the definition of Permitted Investments, used in a Hospitality-Related Business, provided that Parent Guarantor or such Restricted Subsidiary shall have complied with this clause (b) if, within 365 days after the sale and leaseback transaction, Parent Guarantor or such Guarantor, as applicable, shall have commenced and not completed or abandoned an investment in compliance with this clause (2) and shall have segregated the proceeds from the general funds of Parent Guarantor and its Subsidiaries for that purpose and the investment is substantially completed within 365 days after the first anniversary of the sale and leaseback transaction; and

(d)                            at the time of entering into such transaction, the property or other assets that are the subject of the sale and leaseback transaction could have been subjected to a Lien securing Indebtedness in a principal amount equal to the Attributable Debt with respect to such sale and leaseback transaction under clause (n) of the definition of “Permitted Liens.”

Section 4.16.                                                 Line of Business.

For so long as any Notes are outstanding, Parent Guarantor shall not, and shall not permit any Restricted Subsidiary to, engage in any business or activity other than a Hospitality-Related Business.

Section 4.17.                                                 Designation of Restricted and Unrestricted Subsidiaries.

The Board of Directors of Parent Guarantor may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if the designation would not cause a Default or Event of Default. For purposes of making the determination as to whether the designation would cause a Default or Event of Default, all outstanding Investments by Parent Guarantor and the Restricted Subsidiaries (except to the extent repaid in cash) in the Subsidiary so designated shall be deemed to be Restricted Payments at the time of the designation and shall reduce the amount available for Restricted Payments in an amount equal to the greatest of (a) the net book value of the

Investments at the time of the designation, (b) the fair market value of the Investments at the time of the designation and (c) the original fair market value of the Investments at the time they were made. The designation shall only be permitted if the Restricted Payment would be permitted at the time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. Any designation of a Restricted Subsidiary to be an Unrestricted Subsidiary by Parent Guarantor’s Board of Directors shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of Parent Guarantor’s Board of Directors giving effect to the designation and an Officer’s Certificate certifying that the designation complied with the foregoing conditions.

Section 4.18.                                                 Repurchase at the Option of Holders Upon a Change of Control.

(a)                                  Upon the occurrence of a Change of Control, the Company shall, within 10 days of a Change of Control, make an offer (the “Change of Control Offer”) pursuant to the procedures set forth in Section 3.09 hereof.  Each Holder shall have the right to accept such offer and require the Company to repurchase all or any portion (equal to $1,000 or an integral multiple of $1,000) of such Holder’s Notes pursuant to the Change of Control Offer at a purchase price, in cash (the “Change of Control Amount”), equal to 101% of the aggregate principal amount of Notes repurchased, plus accrued and unpaid interest on the Notes repurchased to the Purchase Date.

(b)                                 The Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes a Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes or portions of Notes validly tendered and not withdrawn under the Change of Control Offer.

Section 4.19.                                                 Additional Guarantees.

(a)                                  Before any Restricted Subsidiary, other than the Company, incurs any Indebtedness (including any guarantee of Indebtedness, but excluding any guarantee of Credit Facilities or Indebtedness incurred by a non-guarantor Restricted Subsidiary pursuant to Section 4.09(b)(11) or issues any Disqualified Stock, for so long as such Indebtedness or Disqualified Stock is outstanding, it must execute and deliver to the Trustee both (1) a supplemental indenture under which such Restricted Subsidiary shall guarantee, on an unsecured senior basis, all of the Obligations with respect to the Notes, and (2) an Opinion of Counsel to the effect that the supplemental indenture has been duly executed and delivered. Parent Guarantor may, at any time and from time to time, cause a Restricted Subsidiary to guarantee the Notes and be thereafter treated as an Additional Guarantor.

(b)                                 In the event of (1) a sale or other disposition of all or substantially all of the assets of any Additional Guarantor, which sale or other disposition is otherwise in compliance with the terms of this Indenture, by way of merger, consolidation or otherwise, (2) a sale or other disposition of all of the Capital Stock of any Additional Guarantor, or (3) a designation of any Restricted Subsidiary that is an Additional Guarantor as an Unrestricted Subsidiary in accordance with the applicable provisions of this Indenture, then the Additional Guarantor (in the event of a sale or other disposition, by way of a merger, consolidation or otherwise, of all of the Capital Stock of Additional Guarantor or a designation as an Unrestricted Subsidiary) or the corporation acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of Additional Guarantor) shall be automatically and unconditionally released and relieved of any obligations under its guarantee.

Section 4.20.                                                 Security Interest.

For so long as any of the Existing Notes are secured under the Pledge Agreement or otherwise, the Notes shall be also secured equally and ratably with the Existing Notes.  Except to the extent that the provisions of § 3.14(d) of the TIA (incorporated into this Indenture) afford the Holders of the Notes any additional rights, the rights of the Holders of the Notes with respect to collateral under the Pledge Agreement shall be as set forth therein.

Section 4.21.                                                 Covenant Termination.

In the event that:

(a)                                  the Notes have received Investment Grade Ratings from both Rating Agencies (notwithstanding that the Notes may later cease to have an Investment Grade Rating from either or both of the Rating Agencies); and

(b)                                 no Default or Event of Default has occurred and is continuing under this Indenture at the time the Investment Grade Ratings are received,

then, Parent Guarantor and the Restricted Subsidiaries shall be released from their obligations to comply with the provisions of  Sections 4.09, 4.10, 4.12, 4.13, 4.14, 4.15(b), 4.16 and 5.01(a)(4) hereof.

ARTICLE 5.

SUCCESSORS

Section 5.01.                                                 Merger, Consolidation or Sale of Assets of the Company and Guarantors.

(a)                                  Neither the Company nor any Guarantor may consolidate or merge with or into (whether or not the Company or such Guarantor, as the case may be, is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the properties or assets of the Company or any Guarantor in one or more related transactions, to another Person unless:

(1)                                  the Company or such Guarantor, as the case may be, is the surviving Person or the Person formed by or surviving the consolidation or merger (if other than the Company or such Guarantor, as the case may be) or to which the sale, transfer or other disposition shall have been made is a Person organized or existing under the laws of the United States, any state of the United States or the District of Columbia;

(2)                                  the Person formed by or surviving any such consolidation or merger (if other than the Company or such Guarantor, as the case may be) or the Person to which the sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all of the obligations of the Company or such Guarantor, as the case may be, pursuant to a supplemental indenture under the Notes or the guarantee, as the case may be, and this Indenture;

(3)                                  immediately after the transaction no Default or Event of Default exists; and

(4)                                  except with respect to a consolidation or merger of the Company with or into a Guarantor, the Company or such Guarantor, as the case may be, or any Person formed by or surviving any such consolidation or merger, or to which the sale, assignment, transfer, lease, conveyance or other disposition shall have been made, shall, at the time of the transaction and after giving pro forma effect thereto as if the transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness under the tests as set forth in Section 4.09(a) hereof.

(b)                                 Except as set forth with respect to Additional Guarantors in Section 4.19 hereof, upon any consolidation, merger, lease, conveyance or transfer in accordance with the foregoing, the successor Person formed by the consolidation or into which the Company or such Guarantor, as the case may be, are merged or to which the lease, conveyance or transfer is made shall succeed to, and be substituted for the Company or such

Guarantor, as the case may be, and may exercise all of the rights and powers under this Indenture with the same effect as if the successor had been named as the Company or such Guarantor, as the case may be, therein and thereafter (except in the case of a lease) the predecessor Person shall be relieved of all further obligations and covenants under this Indenture and the Notes or the guarantee, as the case may be.

Section 5.02.                                                 Successor Corporation Substituted.

Each surviving Person shall succeed to, and be substituted for, and may exercise every right and power of the Company or a Guarantor, as applicable, under this Indenture; provided, however, that in the case of:

(a)                                  a sale, transfer, assignment, conveyance or other disposition of the type contemplated by Section 5.01(a) above (unless such sale, transfer, assignment, conveyance or other disposition is of all or substantially all of the assets of the Company and the Restricted Subsidiaries, taken as a whole, or in the case of a Guarantor, such sale, transfer, assignment, conveyance or other disposition is of all or substantially all of the assets of such Guarantor or all of the Capital Stock of such Guarantor to a Person that is not (either before or after giving effect to such transactions) a Subsidiary of the Company or to any Guarantor), or

(b)                                 a lease of the type contemplated by Section 5.01(a) above,

the predecessor company shall not be released from any of the obligations or covenants under this Indenture, including with respect to the payment of the Notes and obligations under the guarantees.

ARTICLE 6.

DEFAULTS AND REMEDIES

Section 6.01.                                                 Events of Default.

Each of the following constitutes an “Event of Default” with respect to the Notes:

(i)                                     default for 30 days in the payment when due of interest, if any, on the Notes;

(ii)                                  default in payment when due of the principal of or premium, if any, on the Notes at maturity, upon redemption or otherwise, including the failure to make a payment to purchase Notes tendered pursuant to a Change of Control Offer or an Asset Sale Offer;

(iii)                               failure by Parent Guarantor or any Restricted Subsidiary to comply with the provisions of Section 5.01 hereof;

(iv)                              failure by Parent Guarantor or any Restricted Subsidiary for 30 days in the performance of any other covenant, warranty or agreement in this Indenture or the Notes after written notice shall have been given to the Company by the Trustee or to the Company and the Trustee by Holders of at least 25% in principal amount of the Notes then outstanding;

(v)                                 for so long as any of the Existing Notes remain outstanding, a payment default resulting from the failure to pay at maturity any Indebtedness of Parent Guarantor or any Restricted Subsidiary in an aggregate principal amount greater than $10.0 million;

(vi)                              a default under any Indebtedness by Parent Guarantor or any Restricted Subsidiary that results in acceleration of the maturity of such Indebtedness, or failure to pay any such Indebtedness at maturity, in an aggregate amount greater than $10.0 million;

(vii)                           failure by Parent Guarantor or any Restricted Subsidiary to pay final judgments rendered against them (other than judgment liens without recourse to any of Parent Guarantor’s or any Restricted Subsidiary’s assets or property other than assets or property securing Non-Recourse Indebtedness) aggregating in excess of $20.0 million, which judgments are not paid, discharged or stayed for a period of 60 days, except for judgments as to which a reputable insurance company has accepted full liability;

(viii)                        except as permitted by this Indenture, any guarantee by an Additional Guarantor that is a Significant Subsidiary with respect to the Notes shall be held in a judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or Parent Guarantor or any Additional Guarantor that is a Significant Subsidiary (in both cases, including its successors and assigns), or any Person acting on behalf of such Guarantor (or its successors and assigns), shall deny or disaffirm its obligations or shall fail to comply with any obligations under its guarantee;

(ix)                                the Company, Parent Guarantor, any of Parent Guarantor’s Significant Subsidiaries, or any group of Parent Guarantor’s Subsidiaries that, when taken together, would constitute a Significant Subsidiary or Parent Guarantor, pursuant to or within the meaning of any Bankruptcy Law:

(A)                              commences a voluntary case or gives notice of intention to make a proposal under any Bankruptcy Law;

(B)                                consents to the entry of an order for relief against it in an involuntary case or consents to its dissolution or winding up;

(C)                                consents to the appointment of a receiver, interim receiver, receiver and manager, liquidator, trustee or custodian of it or for all or substantially all of its property;

(D)                               makes a general assignment for the benefit of its creditors;

(E)                                 admits in writing its inability to pay its debts as they become due or otherwise admits its insolvency; or

(F)                                 seeks a stay of proceedings against it or proposes or gives notice or intention to propose a compromise, arrangement or reorganization of any of its debts or obligations under any Bankruptcy Law; and

(x)                                   a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A)                              is for relief against the Company, Parent Guarantor, any of Parent Guarantor’s Significant Subsidiaries, or any group of Parent Guarantor’s Subsidiaries that, when taken together, would constitute a Significant Subsidiary or Parent Guarantor, in an involuntary case; or

(B)                                appoints a receiver, interim receiver, receiver and manager, liquidator, trustee or custodian of the Company, Parent Guarantor, or any of Parent Guarantor’s Significant Subsidiaries, any group of Parent Guarantor’s Subsidiaries that, when taken together, would constitute a Significant Subsidiary or Parent Guarantor, or for all or substantially all of the property of the Company, any of Parent Guarantor’s Significant Subsidiaries, any group of Parent Guarantor’s Subsidiaries that, when taken together, would constitute a Significant Subsidiary or Parent Guarantor;

(C)                                orders the liquidation of the Company, Parent Guarantor, any of Parent Guarantor’s Significant Subsidiaries, any group of Parent Guarantor’s Subsidiaries that, when taken together, would constitute a Significant Subsidiary or Parent Guarantor; or

(D)                               orders the presentation of any plan or arrangement, compromise or reorganization of the Company, Parent Guarantor, any of Parent Guarantor’s Significant Subsidiaries or any group of Parent Guarantor’s Subsidiaries that, when taken together, would constitute a Significant Subsidiary or Parent Guarantor;

and such order or decree remains unstayed and in effect for 60 consecutive days.

Section 6.02.                                                 Acceleration.

If any Event of Default (other than those of the type described in Section 6.01(ix) or (x)) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of outstanding Notes may, declare the principal of all the Notes, together with all accrued and unpaid interest, and premium, if any, to be due and payable by notice in writing to the Company and the Trustee specifying the respective Event of Default and that such notice is a notice of acceleration (the “Acceleration Notice”), and the same shall become immediately due and payable.

In the case of an Event of Default specified in Section 6.01(ix) or (x) hereof, all outstanding Notes shall become due and payable immediately without further action or notice by the Trustee or the Holders.  Holders may not enforce this Indenture or the Notes except as provided in this Indenture.

At any time after a declaration of acceleration with respect to the Notes, the Holders of a majority in principal amount of the Notes then outstanding (by notice to the Trustee) may rescind and cancel such declaration and its consequences if:

(a)                                  the rescission would not conflict with any judgment or decree of a court of competent jurisdiction;

(b)                                 all existing Defaults and Events of Default have been cured or waived except nonpayment of principal of or interest on the Notes that has become due solely by reason of such declaration of acceleration;

(c)                                  to the extent the payment of such interest is lawful, interest (at the same rate specified in the Notes) on overdue installments of interest and overdue payments of principal which has become due otherwise than by such declaration of acceleration has been paid;

(d)                                 the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its reasonable expenses, disbursements and advances; and

(e)                                  in the event of the cure or waiver of an Event of Default of the type described in Section 6.01(ix) or (x), the Trustee has received an Officers’ Certificate and Opinion of Counsel that such Event of Default has been cured or waived.

In the case of an Event of Default with respect to the Notes occurring by reason of any willful action or inaction taken or not taken by the Company or on the Company’s behalf with the intention of avoiding payment of the premium that the Company would have been required to pay if the Company had then elected to redeem the Notes pursuant to Section 3.07 hereof, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Notes.  If an Event of Default occurs by reason of any willful action or inaction taken or not taken by the Company or on the Company’s behalf with the intention of avoiding the premium required upon a redemption of the Notes under Section 3.07(a) or Section 3.07(c)

hereof, then the premium specified in Section 3.07(a) or Section 3.07(c) hereof, as applicable, shall also become immediately due and payable to the extent permitted by law upon acceleration of the Notes.

Section 6.03.                                                 Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding.  A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default.  All remedies shall be cumulative to the extent permitted by law.

Section 6.04.                                                 Waiver of Past Defaults.

The Holders of at least a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default, and its consequences, except a continuing Default or Event of Default (i) in the payment of the principal of or interest on the Notes and (ii) in respect of a covenant or provision which under this Indenture cannot be modified or amended without the consent of the Holder of each Note affected by such modification or amendment.  Upon any waiver of a Default or Event of Default such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed cured for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

Section 6.05.                                                 Control by Majority.

Subject to Section 7.01, Section 7.02(f) (including the Trustee’s receipt of the security or indemnification described therein) and Section 7.07 hereof, in case an Event of Default shall occur and be continuing, the Holders of a majority in aggregate principal amount of the Notes then outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Notes.

Section 6.06.                                                 Limitation on Suits.

No Holder shall have any right to institute any proceeding with respect to this Indenture, or for the appointment of a receiver or trustee, or for any remedy thereunder, unless:

(a)                                  such Holder has previously given to the Trustee written notice of a continuing Event of Default or the Trustee receives the notice from the Company or Parent Guarantor;

(b)                                 Holders of at least 25% in aggregate principal amount of the Notes then outstanding have made written request to the Trustee to pursue a remedy;

(c)                                  Holder of a Note or Holders of Notes offer, and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

(d)                                 the Trustee shall have failed to comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

(e)                                  during the 60-day period the Holder of a majority in principal amount of the Notes then outstanding shall not have given the Trustee a direction inconsistent with the request.

The preceding limitations shall not apply to a suit instituted by a Holder for enforcement of payment of principal of, and premium, if any, or interest on, a Note on or after the respective due dates for such payments set forth in such Note.

A Holder may not use this Indenture to affect, disturb or prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

Section 6.07.                                                 Rights of Holders to Receive Payment.

Notwithstanding any other provision of this Indenture (including, without limitation, Section 6.06 hereof), the right of any Holder to receive payment of principal, premium, if any, and interest on the Notes held by such Holder, on or after the respective due dates expressed in the Notes (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.08.                                                 Collection Suit by Trustee.

If an Event of Default specified in Section 6.01 (i) or (ii) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium, if any, and interest then due and owing (together with interest on overdue principal and, to the extent lawful, interest) and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09.                                                 Trustee May File Proofs of Claim.

The Trustee shall be authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07  hereof.  To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee and its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, moneys, securities and any other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise.  Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10.                                                 Priorities.

If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

First:  to the Trustee, its agents and attorneys for amounts due under Section 7.07 hereof, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

Second:  to Holders for amounts due and unpaid on the Notes for principal, premium, if any, and interest ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, respectively; and

Third:  to the Company or to such party as a court of competent jurisdiction shall direct.

The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

Section 6.11.                                                 Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant.  This Section 6.11 shall not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

ARTICLE 7.

TRUSTEE

Section 7.01.                                                 Duties of Trustee.

(a)                                  If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs.

(b)                                 Except during the continuance of an Event of Default:

(1)                                  the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2)                                  in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture.  However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c)                                  The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1)                                  this paragraph does not limit the effect of paragraph (b) of this Section;

(2)                                  the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3)                                  the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

(d)                                 Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 7.01.

(e)                                  No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability.  The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holders, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

(f)                                    The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.  Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.02.                                                 Rights of Trustee.

Subject to TIA § 315:

(a)                                  The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person.  The Trustee need not investigate any fact or matter stated in any such document.

(b)                                 Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both.  The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel.  The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c)                                  The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

(d)                                 Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

(e)                                  The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

(f)                                    The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default or Event of Default is received by a Responsible Officer of the Trustee at the Corporate Trust Office of the Trustee from the Company or the Holders of 25% in aggregate principal amount of the outstanding Notes, and such notice references the specific Default or Event of Default, the Notes and this Indenture.

(g)                                 The Trustee shall not be required to give any bond or surety in respect of the performance of its power and duties hereunder.

(h)                                 The Trustee shall have no duty to inquire as to the performance of the Company’s covenants herein.

(i)                                     The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

Section 7.03.                                                 Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee.  However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as Trustee or resign.  Any Agent may do the same with like rights and duties.  The Trustee shall also be subject to Sections 7.10 and 7.11 hereof.

Section 7.04.                                                 Trustee’s Disclaimer.

The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company’s use of the proceeds from the Notes or any money paid to the Company or upon the Company’s direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

Section 7.05.                                                 Notice of Defaults.

If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders a notice of the Default or Event of Default within 90 days after it occurs.  Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders.

Section 7.06.                                                 Reports by Trustee to Holders.

Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders a brief report dated as of such reporting date that complies with TIA §313(a) (but if no event described in TIA §313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted).  The Trustee also shall comply with TIA §313(b)(2).  The Trustee shall also transmit by mail all reports as required by TIA §313(c).

A copy of each report at the time of its mailing to the Holders shall be mailed to the Company and filed with the Commission and each stock exchange on which the Notes are listed in accordance with TIA §313(d).  The Company shall promptly notify the Trustee when the Notes are listed on any stock exchange and any delisting thereof.

Section 7.07.                                                 Compensation and Indemnity.

The Company shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder.  The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust.  The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services.  Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.

The Company shall indemnify the Trustee (in its capacity as Trustee) or any predecessor Trustee (in its capacity as Trustee) against any and all losses, claims, damages, penalties, fines, liabilities or expenses, including incidental and out-of-pocket expenses and reasonable attorneys fees (for purposes of this Article 7, “losses”) incurred by it arising out of or in connection with the acceptance or administration of its duties under this

Indenture, including the costs and expenses of enforcing this Indenture against the Company (including this Section 7.07) and defending itself against any claim (whether asserted by the Company or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent such losses may be attributable to its negligence or bad faith.  The Trustee shall notify the Company promptly of any claim for which it may seek indemnity.  Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations under this Section 7.07, to the extent the Company has been prejudiced thereby.  The Company shall defend the claim, and the Trustee shall cooperate in the defense.  The Trustee may have separate counsel if the Trustee has been reasonably advised by counsel that there may be one or more legal defenses available to it that are different from or additional to those available to the Company and in the reasonable judgment of such counsel it is advisable for the Trustee to engage separate counsel, and the Company shall pay the reasonable fees and expenses of such counsel.  The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.  The Company need not reimburse any expense or indemnify against any loss incurred by the Trustee through the Trustee’s own negligence or bad faith.

The obligations of the Company under this Section 7.07 shall survive the satisfaction and discharge of this Indenture, the resignation or removal of the Trustee and payment in full of the Notes through the expiration of the applicable statute of limitations.

To secure the Company’s payment obligations in this Section, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal, premium, if any, and interest on particular Notes.  Such Lien shall survive the satisfaction and discharge of this Indenture.

When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(ix) or (x) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

Section 7.08.                                                 Replacement of Trustee.

A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08.

The Trustee may resign in writing at any time upon 30 days’ prior notice to the Company and be discharged from the trust hereby created by so notifying the Company.  The Holders of a majority in aggregate principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing.  The Company may remove the Trustee if:

(a)                                  the Trustee fails to comply with Section 7.10 hereof;

(b)                                 the Trustee is adjudged bankrupt or insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(c)                                  a custodian or public officer takes charge of the Trustee or its property; or

(d)                                 the Trustee becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.  Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of at least 10% in aggregate principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10 hereof, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company.  Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture.  The successor Trustee shall mail a notice of its succession to Holders.  Subject to the Lien provided for in Section 7.07 hereof, the retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee provided, however; that all sums owing to the Trustee hereunder shall have been paid.  Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company’s obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

In the case of an appointment hereunder of a separate or successor Trustee with respect to the Notes, the Company, the Parent Guarantor, any retiring Trustee and each successor or separate Trustee with respect to the Notes shall execute and deliver an Indenture supplemental hereto (1) which shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of any retiring Trustee with respect to the Notes as to which any such retiring Trustee is not retiring shall continue to be vested in such retiring Trustee and (2) that shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustee co-trustees of the same trust and that each such separate, retiring or successor Trustee shall be Trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any such other Trustee.

Section 7.09.                                                 Successor Trustee by Merger, etc.

If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or banking association, the successor corporation or banking association without any further act shall, if such successor corporation or banking association is otherwise eligible hereunder, be the successor Trustee.

Section 7.10.                                                 Eligibility; Disqualification.

There shall at all times be a Trustee hereunder that is a Person organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50.0 million (or a wholly-owned Subsidiary of a bank or trust company, or of a bank holding company, the principal Subsidiary of which is a bank or trust company having a combined capital and surplus of at least $50.0 million) as set forth in its most recent published annual report of condition.

This Indenture shall always have a Trustee who satisfies the requirements of TIA §310(a)(1), (2) and (5).  The Trustee is subject to TIA §310(b).

Section 7.11.                                                 Preferential Collection of Claims Against Company.

The Trustee is subject to TIA §311(a), excluding any creditor relationship listed in TIA §311(b).  A Trustee who has resigned or been removed shall be subject to TIA §311(a) to the extent indicated therein.

ARTICLE 8.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01.                                                 Option to Effect Legal Defeasance or Covenant Defeasance.

The Company may, at its option and at any time, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes upon compliance with the conditions set forth in this Article 8.

Section 8.02.                                                 Legal Defeasance and Discharge.

Upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”) and each Guarantor shall be released from all of its obligations under its guarantee.  For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in (a), (b) and (d) below, and to have satisfied all its other obligations under the Notes and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder:  (a) the rights of Holders of outstanding Notes to receive solely from the trust fund described in Section 8.04 hereof, and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, or interest on such Notes when such payments are due, (b) the Company’s and the Guarantors’ obligations with respect to such Notes under Article 2 and Sections 4.01 and 4.02 hereof, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company’s and the Guarantors’ obligations in connection therewith and (d) this Article 8.  If the Company exercises under Section 8.01 hereof the option applicable to this Section 8.02, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, payment of the Notes may not be accelerated because of an Event of Default.  Subject to compliance with this Article 8, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

Section 8.03.                                                 Covenant Defeasance.

Upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, each of Parent Guarantor and the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from its obligations under the covenants contained in Sections 4.05 and 4.06 and 4.09 through 4.19 hereof, and the operation of Sections 5.01(a)(4) hereof, with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 hereof are satisfied (hereinafter, “Covenant Defeasance”) and each Guarantor shall be released from all of its obligations under its guarantee with respect to such covenants in connection with such outstanding Notes and the Notes shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes).  For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Company and the Guarantors may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby.  If the Company exercises under Section 8.01 hereof the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, payment of the Notes may not be accelerated because of an Event of Default specified in clause (iii) (with respect to the covenants contained in Sections 4.09, 4.10, 4.12 or 4.18 or Section 5.01(a)(4) hereof), (iv) (with respect to Sections 4.05, 4.06, 4.11, 4.13 through 4.17, and 4.19 hereof), (v), (vi), (vii), (ix) and (x) of such Section 6.01 (but in the case of (ix) and (x) of Section 6.01 hereof, with respect to Significant Subsidiaries only) or because of the Company’s failure to comply with Section 5.01(a)(4) hereof.

Section 8.04.                                                 Conditions to Legal or Covenant Defeasance.

The following shall be the conditions to the application of either Section 8.02 or 8.03 hereof to the outstanding Notes.

In order to exercise Legal Defeasance or Covenant Defeasance:

(a)                                  the Company shall irrevocably deposit with the Trustee, in trust, for the benefit of the Holders cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as shall be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, and premium, if any, and interest on the outstanding Notes on the Stated Maturity or on the applicable redemption date, as the case may be, of such principal or installment of principal of premium, if any, or interest on the outstanding Notes;

(b)                                 in the case of Legal Defeasance, the Company shall deliver to the Trustee an Opinion of Counsel (which counsel may be an employee of Parent Guarantor or one of its Subsidiaries) reasonably acceptable to the Trustee confirming that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (ii) since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes shall not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and shall be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(c)                                  in the case of Covenant Defeasance, the Company shall deliver to the Trustee an Opinion of Counsel (which counsel may be an employee of Parent Guarantor or one of its Subsidiaries) reasonably acceptable to the Trustee confirming that Holders of the outstanding Notes shall not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and shall be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(d)                                 no Default or Event of Default shall have occurred and be continuing with respect to the Notes on the date of such deposit, other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit or insofar as Events of Default pursuant to Section 6.01(ix) or (x) hereof are concerned, at any time in the period ending on the 123rd day after the date of deposit (or greater period of time in which any such deposit of trust funds may remain subject to bankruptcy or insolvency laws insofar as they apply to the deposit by the Company);

(e)                                  such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a Default under, any material agreement or instrument, other than this Indenture, to which Parent Guarantor or any Restricted Subsidiary is a party or by which Parent Guarantor or any Restricted Subsidiary is bound;

(f)                                    the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that, as of the date of the opinion, (1) the trust funds shall not be subject to any rights of Holders of Indebtedness other than the Notes and (2) assuming no intervening bankruptcy of the Company or Parent Guarantor between the date of deposit and the 123rd day following such deposit and assuming that no Holder is an “insider” of the Company or Parent Guarantor under applicable Bankruptcy Law, after the 123rd day following such deposit, the trust funds shall not be subject to the effect of any applicable Bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally under any applicable United States or state  law;

(g)                                 the Company shall deliver to the Trustee an Officers’ Certificate stating that such deposit was not made by the Company with the intent of preferring the Holders of Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and

(h)                                 the Company shall deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel (which Counsel may be an employee of Parent Guarantor or one of its Subsidiaries), each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been satisfied.

Section 8.05.                                                 Deposited Cash and Government Securities to be Held in Trust; Other Miscellaneous Provisions.

Subject to Section 8.06 hereof, all cash and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying Trustee, collectively for purposes of this Section 8.05, the “Trustee”) pursuant to Section 8.04 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of all sums due and to become due thereon in respect of principal, premium, if any, and interest but such cash and securities need not be segregated from other funds except to the extent required by law.

The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any cash or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent certified public accountants of recognized international standing expressed in a written certification thereof delivered to the Trustee (which may be the certification delivered under Section 8.04(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06.                                                 Repayment to Company.

The Trustee shall promptly, and in any event, no later than five (5) Business Days, pay to the Company after request therefor any excess money held with respect to the Notes at such time in excess of amounts required to pay any of the Company’s Obligations then owing with respect to the Notes.

Any cash or non-callable Government Securities deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal, premium, if any, or interest on any Note and remaining unclaimed for one year after such principal, premium, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder shall thereafter, as an unsecured creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such cash and securities, and all liability of the Company as Trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in The New York Times and The Wall Street Journal (national edition), notice that such cash and securities remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such cash and securities then remaining shall be repaid to the Company.

Section 8.07.                                                 Reinstatement.

If the Trustee or Paying Agent is unable to apply any cash or non-callable Government Securities in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such cash and securities in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, or interest on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders to receive such payment from the cash and securities held by the Trustee or Paying Agent.

ARTICLE 9.

AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01.                                                 Without Consent of Holders of Notes.

Notwithstanding Section 9.02 of this Indenture, the Company and the Trustee may amend or supplement this Indenture or the Notes without the consent of any Holder to:

(a)                                  cure any ambiguity, defect or inconsistency;

(b)                                 provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code);

(c)                                  provide for the assumption of the obligations of the Company or any Guarantor to Holders in the case of a merger, consolidation or sale of all or substantially all of the assets of the Company or any Guarantor.

(d)                                 make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights under this Indenture of any such Holder;

(e)                                  release any Guarantor from guarantees as provided or permitted by the terms of this Indenture; or

(f)                                    comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA.

Section 9.02.                                                 With Consent of Holders of Notes.

Except as provided below in this Section 9.02, the Company and the Trustee may amend or supplement this Indenture and the Notes with the consent of the Holders of at least a majority in aggregate principal amount of the Notes, including Additional Notes, if any, then outstanding voting as a single class (including consents obtained in connection with a purchase of or tender offer or exchange offer for the Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (except a continuing Default or Event of Default (i) in the payment of principal, premium, if any, interest, if any, on the Notes and (ii) in respect of a covenant or provision which under this Indenture cannot be modified or amended without the consent of the Holder of each Note affected by such modification or amendment ) or compliance with any provision of this Indenture or the Notes may be waived with the consent of the Holders of at least a majority in aggregate principal amount of the Notes, including Additional Notes, if any, then outstanding voting as a single class (including consents obtained in connection with a purchase of or tender offer or exchange offer for the Notes).

Without the consent of each Holder, an amendment or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

(a)                                  reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

(b)                                 reduce the principal of or change the Stated Maturity of any Note or alter the provisions with respect to the redemption of the Notes, other than provisions under Sections 4.12 and 4.18 hereof;

(c)                                  reduce the rate of or change the time for payment of interest on any Note;

(d)                                 waive a Default or Event of Default in the payment of principal of, or interest or premium, if any, on the Notes, except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment Default that resulted from such acceleration;

(e)                                  make any Note payable in money other than that stated in such Note;

(f)                                    make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of, premium, if any, or interest, if any, on the Notes;

(g)                                 waive a redemption payment with respect to any Note, other than a payment required by the provisions of Section 4.12 or 4.18 hereof;

(h)                                 amend or modify any provision of this Indenture or the definitions set forth herein affecting the ranking of the Notes or any guarantee of the Notes in a manner which adversely affects the Holders in any material respect;

(i)                                     voluntarily release a Guarantor of the Notes except as otherwise provided in this Indenture;

(j)                                     amend or modify the provisions of Sections 4.12 and 4.18 hereof; or

(k)                                  make any change in the preceding amendment and waiver provisions.

The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Persons entitled to consent to any supplemental indenture.  If a record date is fixed, the Holders on such record date, or their duly designated proxies, and only such Persons, shall be entitled to consent to such supplemental indenture, whether or not such Holders remain Holders after such record date; provided that unless such consent shall have become effective by virtue of the requisite percentage having been obtained prior to the date which is 120 days after such record date, any such consent previously given shall automatically and without further action by any Holder be cancelled and of no further effect.

It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company shall mail to the Holder of each Note affected thereby to such Holder’s address appearing in the Security Register a notice briefly describing the amendment, supplement or waiver.  Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver.

Section 9.03.                                                 Compliance with Trust Indenture Act.

Every amendment or supplement to this Indenture or the Notes shall be set forth in an amended or supplemental indenture that complies with the TIA as then in effect.

Section 9.04.                                                 Revocation and Effect of Consents.

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion thereof that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note.  However, any such Holder or subsequent Holder may revoke the consent as to its Note or portion thereof if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective.  An amendment, supplement or waiver shall become effective in accordance with its terms and thereafter shall bind every Holder.

Section 9.05.                                                 Notation on or Exchange of Notes.

The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated.  The Company in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06.                                                 Trustee to Sign Amendments, etc.

The Trustee shall sign any amended or supplemental indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee.  The Company may not sign an amendment or supplemental indenture until the Board of Directors approves it.  In executing any amended or supplemental indenture, the Trustee shall be entitled to receive and (subject to Section 7.01 hereof) shall be fully protected in relying upon an Officers’ Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture and that such amended or supplemental indenture is the legal, valid and binding obligations of the Company enforceable against it in accordance with its terms, subject to customary exceptions and that such amended or supplemental indenture complies with the provisions hereof (including Section 9.03 hereof).

ARTICLE 10.

GUARANTEES

Section 10.01.                                          Guarantee.

Subject to this Article 10, the Guarantors hereby unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns (a) the due and punctual payment of the principal of, premium, if any, and interest on the Notes, subject to any applicable grace period, whether at Stated Maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on the overdue principal and premium, if any, and to the extent permitted by law, interest, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee under this Indenture, the Registration Rights Agreement or any other agreement with or for the benefit of the Holder or the Trustee, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration pursuant to Section 6.02 hereof, redemption or otherwise.  Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately.  Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

Each Guarantor hereby agrees that its obligations with regard to its guarantee shall be joint and several, unconditional, irrespective of the validity or enforceability of the Notes or the obligations of the Company under this Indenture, the absence of any action to enforce the same, the recovery of any judgment against the Company or any other obligor with respect to this Indenture, the Notes or the Obligations of the Company under this Indenture or the Notes, any action to enforce the same or any other circumstances (other than complete performance) which might otherwise constitute a legal or equitable discharge or defense of a Guarantor.  Each Guarantor further, to the extent permitted by law, waives and relinquishes all claims, rights and remedies accorded by applicable law to guarantors and agrees not to assert or take advantage of any such claims, rights or remedies, including, but not limited to:  (a) any right to require any of the Trustee, the Holders or the Company (each a “Benefited Party”), as a condition of payment or performance by such Guarantor, to (1) proceed against the Company, any other guarantor (including any other Guarantor) of the Obligations under the guarantees or any other

Person, (2) proceed against or exhaust any security held from the Company, any such other guarantor or any other Person, (3) proceed against or have resort to any balance of any deposit account or credit on the books of any Benefited Party in favor of the Company or any other Person, or (4) pursue any other remedy in the power of any Benefited Party whatsoever; (b) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of the Company including any defense based on or arising out of the lack of validity or the unenforceability of the Obligations under the guarantees or any agreement or instrument relating thereto or by reason of the cessation of the liability of the Company from any cause other than payment in full of the Obligations under the guarantees; (c) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (d) any defense based upon any Benefited Party’s errors or omissions in the administration of the Obligations under the guarantees, except behavior which amounts to bad faith; (e)(1) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms of the guarantees and any legal or equitable discharge of such Guarantor’s obligations hereunder, (2) the benefit of any statute of limitations affecting such Guarantor’s liability hereunder or the enforcement hereof, (3) any rights to set-offs, recoupments and counterclaims and (4) promptness, diligence and any requirement that any Benefited Party protect, secure, perfect or insure any security interest or lien or any property subject thereto; (f) notices, demands, presentations, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance of the guarantees, notices of Default under the Notes or any agreement or instrument related thereto, notices of any renewal, extension or modification of the Obligations under the guarantees or any agreement related thereto, and notices of any extension of credit to the Company and any right to consent to any thereof; (g) to the extent permitted under applicable law, the benefits of any “One Action” rule and (h) any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms of the guarantees.  Except to the extent expressly provided herein, including Sections 8.02, 8.03 and 10.05 hereof, each Guarantor hereby covenants that its guarantee shall not be discharged except by complete performance of the obligations contained in its guarantee and this Indenture.

If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid by either to the Trustee or such Holder, this guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.  Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Section 6.02 hereof for the purposes of this guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby and (y) in the event of any declaration of acceleration of such obligations as provided in Section 6.02 hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this guarantee.  The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the guarantee.

Section 10.02.                                          Limitation on Parent Guarantor Liability.

(a)                                  Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any guarantee.  To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that each Guarantor’s liability shall be that amount from time to time equal to the aggregate liability of such Guarantor under the guarantee, but shall be limited to the lesser of (a) the aggregate amount of the Company’s obligations under the Notes and this Indenture or (b) the amount, if any, which would not have (1) rendered the Guarantor “insolvent” (as such term is defined in the Federal Bankruptcy Code and in the Debtor and Creditor Law of the State of New York) or (2) left it with unreasonably small capital at the time its guarantee with respect to the Notes was entered into, after giving effect to the incurrence of existing Indebtedness immediately before such time; provided, however, it shall be a presumption in any lawsuit or proceeding in which a Guarantor is a party that the amount guaranteed pursuant to the guarantee with respect to the Notes is the amount described in clause (a) above unless any creditor, or representative of creditors of the Guarantor, or debtor in possession or Trustee in bankruptcy of the Guarantor, otherwise proves in a lawsuit that the aggregate liability of the Guarantor is limited to the amount described in clause (b).

(b)                                 In making any determination as to the solvency or sufficiency of capital of a Guarantor in accordance with the proviso of Section 10.2(a) hereof, the right of each Guarantor to contribution from other Guarantors and any other rights such Guarantor may have, contractual or otherwise, shall be taken into account.

Section 10.03.                                          Execution and Delivery of Guarantee.

To evidence its guarantee set forth in Section 10.01 hereof, each Guarantor hereby agrees that a notation of such guarantee in substantially the form included in Exhibit D attached hereto shall be endorsed by an Officer of such Guarantor on each Note authenticated and delivered by the Trustee and that this Indenture shall be executed on behalf of such Guarantor by its President or one of its Vice Presidents.

Each Guarantor hereby agrees that its guarantee set forth in Section 10.01 hereof shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such guarantee.

If an Officer whose signature is on this Indenture or on the guarantee no longer holds that office at the time the Trustee authenticates the Note on which a guarantee is endorsed, the guarantee shall be valid nevertheless.

The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the guarantee set forth in this Indenture on behalf of Parent Guarantor.

Section 10.04.                                          Guarantors May Consolidate, etc., on Certain Terms.

Except as otherwise provided in Section 10.05 hereof, no Guarantor may consolidate with or merge with or into (whether or not such Guarantor is the surviving person) another Person whether or not affiliated with such Guarantor unless:

(a)                                  subject to Section 10.05 hereof, the Person formed by or surviving any such consolidation or merger (if other than a Guarantor or the Company) unconditionally assumes all the obligations of such Guarantor, pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee, under this Indenture, the guarantee and any Registration Rights Agreements on the terms set forth herein or therein; and

(b)                                 Guarantor complies with the requirements of Article 5 hereof.

In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by Guarantor, such successor Person shall succeed to and be substituted for Guarantor with the same effect as if it had been named herein as a Guarantor.  Such successor Person thereupon may cause to be signed any or all of the guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee.  All the guarantees so issued shall in all respects have the same legal rank and benefit under this Indenture as the guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such guarantees had been issued at the date of the execution hereof.

Except as set forth in Articles 4 and 5 hereof, and notwithstanding clauses (a) and (b) above, nothing contained in this Indenture or in any of the Notes shall prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor, or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company or another Guarantor.

Section 10.05.                                          Releases Following Sale of Assets.

In the event of a sale or other disposition of all or substantially all of the assets of any Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the Capital Stock of any Guarantor, in each case to a Person that is not (either before or after giving effect to such transactions) a Subsidiary or a parent of the Company, then such Guarantor (in the event of a sale or other disposition, by way of merger, consolidation or otherwise, of all of the Capital Stock of such Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of such Guarantor) shall be released and relieved of any obligations under its guarantee; provided that the net proceeds of such sale or other disposition shall be subject to all applicable provisions of this Indenture, including without limitation Section 4.12 hereof.  If a Restricted Subsidiary which is a Guarantor is designated as an Unrestricted Subsidiary in accordance with the provisions of Section 4.17 hereof, such Guarantor shall be released and relieved of any obligations under its guarantee.  Upon delivery by the Company to the Trustee of an Officers’ Certificate and an Opinion of Counsel to the effect that such sale or other disposition or designation was made by the Company in accordance with the provisions of this Indenture, including without limitation Section 4.12 hereof, the Trustee shall execute any documents reasonably required in order to evidence the release of any Guarantor from its obligations under its guarantee.

Any guarantor not released from its obligations under its guarantee shall remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Guarantor under this Indenture.

ARTICLE 11.

SATISFACTION AND DISCHARGE

Section 11.01.                                          Satisfaction and Discharge.

This Indenture shall be discharged and shall cease to be of further effect, except as to surviving rights of registration of transfer or exchange of the Notes, as to all Notes issued hereunder, when either:

(a)                              all Notes that have been previously authenticated and delivered (except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has previously been deposited in trust or segregated and held in trust by the Company and is thereafter repaid to the Company or discharged from the trust) have been delivered to the Trustee for cancellation; or

(b)                                 (i) all Notes that have not been previously delivered to the Trustee for cancellation have become due and payable by their terms or have been called for redemption and the Company has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as shall be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Notes not previously delivered to the Trustee for cancellation or redemption, for principal, premium, if any, and interest on the Notes to the date of deposit, in the case of Notes that have become due and payable, or to the Stated Maturity or redemption date, as the case may be; (ii) the Company has paid all other sums payable by the Company with respect to the Notes under this Indenture; and (iii) the Company has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at Maturity or on the redemption date, as the case may be.

In addition to the foregoing:

(a)                                  no Default or Event of Default shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit shall not result in a breach or violation of, or constitute a Default under, any other instrument to which the Company is a party or by which the Company is bound; and

(b)                                 the Company shall have delivered to the Trustee an Officers’ Certificate and Opinion of Counsel stating that all conditions precedent relating to the satisfaction and discharge of this Indenture have been satisfied.

Section 11.02.                                          Deposited Cash and Government Securities to be Held in Trust; Other Miscellaneous Provisions.

Subject to Section 11.03 hereof, all cash and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying Trustee, collectively for purposes of this Section 11.02, the “Trustee”) pursuant to Section 11.01 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest but such cash and securities need not be segregated from other funds except to the extent required by law.

Section 11.03.                                          Repayment to Company.

Any cash or non-callable Government Securities deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on, any Note and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder shall thereafter, as an unsecured creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such cash and securities, and all liability of the Company as Trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in The New York Times and The Wall Street Journal (national edition), notice that such cash and securities remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such cash and securities then remaining shall be repaid to the Company.

ARTICLE 12.

MISCELLANEOUS

Section 12.01.                                          Trust Indenture Act Controls.

If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the provision required by the TIA shall control.

Section 12.02.                                          Notices.

Any notice or communication by the Company and/or a Guarantor or the Trustee to the other is duly given if in writing and delivered in person or mailed by first class mail (registered or certified, return receipt requested), facsimile transmission or overnight air courier guaranteeing next-day delivery, to the other’s address:

If to the Company or a Guarantor:

La Quinta Properties, Inc.
909 Hidden Ridge, Suite 600
Irving, Texas  75038
Attention:  General Counsel
Facsimile No.:  (214) 492-6616

With a copy to:

La Quinta Corporation
909 Hidden Ridge, Suite 600
Irving, Texas  75038
Attention:  General Counsel
Facsimile No.:  (214) 492-6616

And a copy to:

Goodwin Procter LLP
Exchange Place
53 State Street
Boston, Massachusetts  02109
Attention:  Scott F. Duggan, Esq.
Facsimile No.:  (617) 523-1231

If to the Trustee:

U.S. Bank Trust National Association
100 Wall Street, Suite 1600
New York, NY 10005

Attention:  Corporate Trust Services
Facsimile No.:  (646) 835-5613

The Company or the Trustee, by notice to the other, may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to the Trustee or Holder) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if sent by facsimile transmission; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next-day delivery.  All notices and communications to the Trustee or Holder shall be deemed duly given and effective only upon receipt.

Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next-day delivery to its address shown on the Security Register.  Any notice or communication shall also be so mailed to any Person described in TIA § 313(c), to the extent required by the TIA.  Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

Section 12.03.                                          Communication by Holders of Notes with Other Holders of Notes.

Holders may communicate pursuant to TIA §312(b) with other Holders with respect to their rights under this Indenture or the Notes.  The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA §312(c).

Section 12.04.                                          Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee:

(a)                                  an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(b)                                 an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been complied with.

Section 12.05.                                          Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA §314(a)(4)) shall comply with the provisions of TIA §314(e) and shall include:

(a)                                  a statement that the Person making such certificate or opinion has read such covenant or condition;

(b)                                 a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c)                                  a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable such Person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d)                                 a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

With respect to matters of fact, an Opinion of Counsel may rely on an Officers’ Certificate, certificates of public officials or reports or opinions of experts.

Section 12.06.                                          Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders.  The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 12.07.                                          No Personal Liability of Directors, Officers, Employees and Shareholders.

No past, present or future director, officer, employee, incorporator or stockholder of the Company, any successor Person or any Guarantor, as such, shall have any liability for any obligations of the Company or of the Guarantors under the Notes, this Indenture, the guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder of Notes, by accepting a Note, waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Notes.  The waiver and release may not be effective to waive or release liabilities under the federal securities laws.

Section 12.08.                                          Governing Law.

THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE AND THE NOTES WITHOUT GIVING EFFECT TO APPLICABLE

PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

Section 12.09.                                          No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person.  Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 12.10.                                          Successors.

All covenants and agreements of the Company in this Indenture and the Notes shall bind its successors.  All covenants and agreements of the Trustee in this Indenture shall bind its successors.

Section 12.11.                                          Severability.

In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 12.12.                                          Counterpart Originals

The parties may sign any number of copies of this Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.

Section 12.13.                                          Table of Contents, Headings, etc.

The Table of Contents, Cross-Reference Table and Headings in this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

Section 12.14.                                          Qualification of this Indenture.

The Company shall qualify this Indenture under the TIA in accordance with the terms and conditions of any Registration Rights Agreements and shall pay all reasonable costs and expenses (including attorneys’ fees and expenses for the Company, the Trustee and the Holders) incurred in connection therewith, including, but not limited to, costs and expenses of qualification of this Indenture and the Notes and printing this Indenture and the Notes.  The Trustee shall be entitled to receive from the Company any such Officers’ Certificates, Opinions of Counsel or other documentation as it may reasonably request in connection with any such qualification of this Indenture under the TIA.

[Signatures on following page]

SIGNATURES

Dated as of March 19, 2003.

Company:

LA QUINTA PROPERTIES, INC.

By:	/s/ David L. Rea
	Name:	David L. Rea
	Title:	Executive Vice President and Chief Financial Officer

Guarantor:

LA QUINTA PROPERTIES, INC.

By:	/s/ David L. Rea
	Name:	David L. Rea
	Title:	Executive Vice President and Chief Financial Officer

Trustee:

U.S. BANK TRUST NATIONAL ASSOCIATION

By:	/s/ Cheryl L. Clarke
	Name:	Cheryl L. Clarke
	Title:	Trust Officer

EXHIBIT A

(Face of Note)

8 7/8% SENIOR NOTES DUE 2011

CUSIP

No.                                                                                                                                                                                                                                                                                                                                                                                                                    $

LA QUINTA PROPERTIES, INC.

promises to pay to CEDE & CO., INC. or its registered assigns, the principal sum of                                    Dollars ($                            ) on March 15, 2011.

Interest Payment Dates:  March 15 and September 15, commencing September 15, 2003.

Record Dates:  March 1 and September 1.

IN WITNESS WHEREOF, the Company has caused this Note to be signed by its duly authorized officer.

LA QUINTA PROPERTIES, INC.

By:
Name:
Title:

This is one of the [Global]

Notes referred to in the

within-mentioned Indenture:

U.S. BANK TRUST NATIONAL ASSOCIATION

as Trustee

By:
Authorized Signatory

Dated:  March 19, 2003

(Back of Note)

8 7/8% SENIOR NOTES DUE 2011

[THE NOTES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR OTHER SECURITIES LAWS.  NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION UNLESS THE TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.  THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING ITS NOTE IN AN “OFFSHORE TRANSACTION” PURSUANT TO RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT PRIOR TO (X) THE DATE WHICH IS TWO YEARS (OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144(k) UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THEREUNDER) AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF (OR OF ANY PREDECESSOR OF THIS NOTE) OR THE LAST DAY ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF THIS NOTE) AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW (THE “RESALE RESTRICTION TERMINATION DATE”), OFFER, SELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A INSIDE THE UNITED STATES, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT OR (E) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND; PROVIDED THAT THE COMPANY, THE TRUSTEE AND THE REGISTRAR SHALL HAVE THE RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (I) PURSUANT TO CLAUSE (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND (II) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATION OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS NOTE IS COMPLETED AND DELIVERED BY THIS TRANSFEROR TO THE TRUSTEE.  THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.  AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION,” “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.]

[THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO

THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS MAY BE  REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1.                                       Interest.  La Quinta Properties, Inc., a Delaware corporation (the “Company”), promises to pay interest (as defined in the Indenture) on the principal amount of this Note at 8 7/8% per annum until maturity and shall pay Additional Interest, if any, as provided in the Registration Rights Agreement relating to these Notes.  The Company shall pay interest semi-annually in arrears in cash on March 15 and September 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an “Interest Payment Date”).  Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from March 19, 2003; provided, however, that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be September 15, 2003.  The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time at a rate that is 1% per annum in excess of the interest rate then in effect under the Indenture and this Note; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods), from time to time at the same rate to the extent lawful.  Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

2.                                       Method of Payment.  The Company shall pay interest on the Notes (except defaulted interest) to the Persons in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on March 1 or September 1 preceding the Interest Payment Date, even if such Notes are cancelled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest.  The Notes shall be payable as to principal, premium, if any, and interest at the office or agency of the Company maintained for such purpose, or, at the option of the Company, payment of interest may be made by check mailed to the Holders at their addresses set forth in the Security Register; provided, however, that payment by wire transfer of immediately available funds shall be required with respect to principal of and interest and premium, if any, on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent.  Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

3.                                       Paying Agent and Registrar.  Initially, U.S. Bank Trust National Association, the Trustee under the Indenture, shall act as Paying Agent and Registrar.  The Company may change any Paying Agent or Registrar without notice to any Holder.  The Company, Parent Guarantor or any of their Subsidiaries may act in any such capacity.

4.                                       Indenture.  The Company issued the Notes under an Indenture, dated as of March 19, 2003 (“Indenture”), among the Company, Parent Guarantor and the Trustee.  The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code §§ 77aaa-77bbbb).  The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms.  To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

5.                                       Optional Redemption.

(a)                                                       At any time prior to March 15, 2007, the Company may redeem all or any portion of the Notes, at once or over time, after giving the required notice under the Indenture at a redemption price equal to the greater of (i) 100% of the principal amount of the Notes to be redeemed, and (ii) the sum of the present values of (1) the redemption price of the Notes at March 15, 2007 (as set forth below) and (2) the remaining scheduled payments of interest from the redemption date through March 15, 2007, but excluding accrued and unpaid interest through the redemption date, discounted to the redemption date (assuming a 360-day year consisting of twelve 30-day months), at the Treasury Rate plus 50 basis points, plus, in either case, accrued and unpaid interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date).

(b)                                                      In addition, before March 15, 2006, subject to the provisions contained in the Credit Agreement prohibiting the purchase of Notes by the Company, unless and until any Indebtedness outstanding under the Credit Agreement is repaid in full, the Company may redeem, on any one or more occasions, with the net cash proceeds of one or more public offerings of common equity, including Class B Common Stock, of the Company and/or Parent Guarantor (within 60 days of the consummation of any public Equity Offering), up to 35% of the aggregate principal amount of the Notes at a redemption price equal to 108.875% of the principal amount of the Notes issued under the Indenture, plus accrued and unpaid interest thereon, if any, to the redemption date; provided, however, that, in order to redeem the Notes with the net cash proceeds of a public Equity Offering, at least 65% of the aggregate principal amount of the Notes originally issued under the Indenture must remain outstanding immediately following any such redemption.

(c)                                                       On or after March 15, 2007, the Company may redeem all or a part of the Notes upon notice in accordance with Section 3.03 of the Indenture, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest thereon to the redemption date, if redeemed during the 12-month period beginning on March 15 of the years indicated below:

Year	Percentage

2007	104.438%
2008	102.219%
2009 and thereafter	100.000%

(d)                                                      Any prepayment pursuant to this paragraph shall be made pursuant to the provisions of Sections 3.01 through 3.06 of the Indenture.

6.                                       Mandatory Redemption.  Except as set forth in Sections 4.12 and 4.18 of the Indenture, the Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

7.                                       Repurchase at Option of Holder.

(a)       Upon the occurrence of a Change of Control, the Company shall, within 10 days of a change of control, make an offer, pursuant to the procedures set forth in Section 3.09 of the Indenture, to all Holders to repurchase all or any portion (equal to $1,000 or an integral multiple of $1,000) of such Holder’s Notes at a purchase price, in cash, equal to 101% of the aggregate principal amount of the Notes repurchased, plus accrued and unpaid interest on the Notes repurchased to the Purchase Date.

(b)      If Parent Guarantor or a Restricted Subsidiary consummates any Asset Sales, Parent Guarantor shall not be required to apply any Net Proceeds to repurchase Notes in accordance with the Indenture until the aggregate Excess Proceeds from all Asset Sales following the date the Notes are first issued exceeds $15.0 million. Thereafter, the Company shall make an Asset Sale Offer to all Holders of Notes and other Indebtedness that ranks by its terms equally in right of payment with the Notes and the terms of which contain substantially similar requirements with respect to the application of proceeds from sales of assets or in connection with securitizations as are set forth in the Indenture to purchase on a proportional basis the maximum principal amount of Notes, that is an integral multiple of $1,000, that may be purchased out of the Excess Proceeds, at an offer price in cash equal to

100% of the principal amount of the Notes plus accrued and unpaid interest thereon, if any, to the Purchase Date in accordance with the procedures set forth in the Indenture.  To the extent that the aggregate amount of Notes and other Indebtedness tendered under such Asset Sale Offer is less than the Excess Proceeds, any remaining Excess Proceeds may be used for any purpose not otherwise prohibited by the Indenture, including general corporate purposes.  If the aggregate principal amount of Notes surrendered by Holders thereof exceeds the amount of Excess Proceeds available for purchases of such Notes, the Trustee shall select the Notes to be purchased in the manner set forth in Section 3.02 of the Indenture.

8.                                       Notice of Redemption.  Notices of redemption shall be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address.  Notes in denominations larger than $1,000 may be redeemed in part but only in integral multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed.  On and after the redemption date interest shall cease to accrue on Notes or portions thereof called for redemption.

9.                                       Denominations, Transfer, Exchange.  The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000.  This Note shall represent the aggregate principal amount of outstanding Notes from time to time endorsed hereon and the aggregate principal amount of Notes represented hereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions.  The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture.  The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture.  The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part.  Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

10.                                 Persons Deemed Owners.  The registered Holder of a Note may be treated as its owner for all purposes.

11.                                 Amendment, Supplement and Waiver.  Subject to certain exceptions, the Company and the Trustee may amend or supplement the Indenture or the Notes with the consent of the Holders of at least a majority in principal amount of the Notes, including Additional Notes, if any then outstanding, voting as a single class (including consents obtained in connection with a purchase of or tender offer or exchange offer for the Notes), and, subject to Sections 6.04 and 6.07 of the Indenture, any existing Default or Event of Default (except a continuing Default or Event of Default (i) in the payment of principal, premium, if any, interest, if any, on the Notes and (ii) in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the Holder of each Note affected by such modification or amendment) or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of at least a majority in principal amount of the Notes, including Additional Notes, if any, then outstanding voting as a single class (including consents obtained in connection with a purchase of or tender offer or exchange offer for the Notes).  Without the consent of any Holder, the Company and the Trustee may amend or supplement the Indenture or the Notes to (a) cure any ambiguity, defect or inconsistency; (b) provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code); (c) provide for the assumption of the obligations of the Company or any Guarantor to Holders in the case of a merger, consolidation or sale of all or substantially all of the assets of the Company or any Guarantor; (d) make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights under the Indenture of any such Holder; (e) release Guarantors from guarantees as provided or permitted by the terms of the Indenture; or (f) comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA.

12.                                  Defaults and Remedies.  Each of the following constitutes an Event of Default with respect to the Notes:  (i) default for 30 days in the payment when due of interest, if any, on the Notes; (ii) default in payment when due of the principal of or premium, if any, on the Notes at maturity, upon redemption or otherwise, including the failure to make a payment to purchase Notes tendered pursuant to a Change of Control Offer or an Asset Sale Offer; (iii) failure by Parent Guarantor or any Restricted Subsidiary to comply with the provisions of Section 5.01 of the

Indenture; (iv) failure by Parent Guarantor or any Restricted Subsidiary for 30 days in the performance of any other covenant, warranty or agreement in the Indenture or the Notes after written notice shall have been given to the Company by the Trustee or to the Company and the Trustee by Holders of at least 25% in principal amount of the Notes then outstanding; (v) for so long as any of the Existing Notes remain outstanding, a payment default resulting from the failure to pay at maturity any Indebtedness of Parent Guarantor or any Restricted Subsidiary in an aggregate principal amount greater than $10.0 million; (vi) a default under any Indebtedness by Parent Guarantor or any Restricted Subsidiary that results in acceleration of the maturity of such Indebtedness, or failure to pay any such Indebtedness at maturity, in an aggregate amount greater than $10.0 million; (vii) failure by Parent Guarantor or any Restricted Subsidiary to pay final judgments rendered against them (other than judgment liens without recourse to any of Parent Guarantor’s or any Restricted Subsidiary’s assets or property other than assets or property securing Non-Recourse Indebtedness) aggregating in excess of $20.0 million, which judgments are not paid, discharged or stayed for a period of 60 days, except for judgments as to which a reputable insurance company has accepted full liability; (viii) except as permitted by the Indenture, any guarantee by an Additional Guarantor that is a Significant Subsidiary with respect to the Notes shall be held in a judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or Parent Guarantor or an Additional Guarantor that is a Significant Subsidiary (in both cases, including its successors and assigns), or any Person acting on behalf of such Guarantor (or its successors and assigns), shall deny or disaffirm its obligations or shall fail to comply with any obligations under its guarantee; and (h) certain events of bankruptcy, insolvency or reorganization affecting the Company, Parent Guarantor or any of its Significant Subsidiaries as set forth in the Indenture.

If any Event of Default (other the Events of Default arising from certain events of bankruptcy or insolvency) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable.  Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency described in the Indenture, all outstanding Notes shall become due and payable immediately without further action or notice.  Holders may not enforce the Indenture or the Notes except as provided in the Indenture.  Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal, premium, if any, or interest, if any) if and so long as a committee of its Responsible Officers in good faith determines that withholding notice is in the interests of the Holders.  The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default or (i) in the payment of the principal of, or interest on, the Notes and (ii) in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the Holder of each Note affected by such modification or amendment).  The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

13.                                 Trustee Dealings with Company.  Subject to certain limitations, the Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee.

14.                                 No Recourse Against Others.  No past, present or future director, officer, employee, incorporator or stockholder of the Company or of any Guarantor, as such, shall have any liability for any obligations of the Company or any Guarantor under the Indenture, the Notes, the guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder by accepting a Note waives and releases all such liability.

15.                                 Authentication.  This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

16.                                 Abbreviations.  Customary abbreviations may be used in the name of a Holder or an assignee, such as:  TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

17.                                 Additional Rights of Holders of Restricted Global Notes and Restricted Definitive Notes.  In addition to the rights provided to Holders of Notes under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes that are Initial Notes shall have all the rights set forth in the Registration Rights Agreement, dated as of March 19, 2003, among the Company, Parent Guarantor and the parties named on the signature pages thereto or, in the case of Additional Notes, Holders of Restricted Global Notes and Restricted Definitive Notes shall have the rights set forth in one or more Registration Rights Agreements, if any, among the Company and the other parties thereto, relating to rights given by the Company to the purchasers of such Additional Notes.

18.                                 CUSIP Numbers.  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and has directed the Trustee to use CUSIP numbers in notices of redemption or notices of Offers to Purchase as a convenience to Holders.  No representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of redemption or notice of an Offer to Purchase and reliance may be placed only on the other identification numbers printed thereon and any such redemption or Offer to Purchase shall not be affected by any defect in or omission of such numbers.

The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture.  Requests may be made to: La Quinta Properties, Inc., 909 Hidden Ridge, Suite 600, Irving, Texas  75038, Attention:  Corporate Secretary.

19.                            Governing Law.  The internal law of the State of New York shall govern and be used to construe this Note without giving effect to applicable principals of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

Option of Holder to Elect Purchase

If you want to elect to have this Note purchased by the Company pursuant to Section 4.12 or 4.18 of the Indenture, check the box below:

☐                                    Section 4.12

☐                                    Section 4.18

If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.12 or Section 4.18 of the Indenture, state the amount you elect to have purchased:  $

Date:	Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

SIGNATURE GUARANTEE:

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Assignment Form

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to

(Insert assignee’s social security or other tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint

as agent to transfer this Note on the books of the Company.  The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee:

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized signatory of Trustee or Note Custodian

EXHIBIT B

FORM OF CERTIFICATE OF TRANSFER

La Quinta Properties, Inc.
909 Hidden Ridge, Suite 600
Irving, Texas  75038
Attention:  General Counsel

U.S. Bank Trust National Association
100 Wall Street, Suite 1600
New York, NY 10005

Attention:  Corporate Trust Services
Facsimile No.:  (646) 835-5613

Re:                                   8 7/8% Senior Notes due 2011

Reference is hereby made to the Indenture, dated as of March 19, 2003 (the “Indenture”), among La Quinta Properties, Inc., as issuer (the “Company”), the Guarantors party thereto and U.S.Bank, National Association, as Trustee.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                     , (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $                        in such Note[s] or interests (the “Transfer”), to                                  (the “Transferee”), as further specified in Annex A hereto.  In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1.                            ☐  Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Definitive Note Pursuant to Rule 144A.  The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

2.                            ☐  Check if Transferee will take delivery of a beneficial interest in the Regulation S Global Note or a Definitive Note pursuant to Regulation S.  The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(a) of

Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Distribution Compliance Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser).  Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note, the Temporary Regulation S Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

3.                            ☐  Check and complete if Transferee will take delivery of a Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S.  The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a)                                 ☐  such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

or

(b)                                ☐  such Transfer is being effected to the Company or a Subsidiary thereof;

or

(c)                                 ☐  such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act.

4.                            ☐  Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.

(a)                                 ☐  Check if Transfer is pursuant to Rule 144.  (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(b)                                ☐  Check if Transfer is Pursuant to Regulation S.  (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(c)                                 ☐  Check if Transfer is Pursuant to Other Exemption.  (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

ANNEX A TO CERTIFICATE OF TRANSFER

1.                            The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

(a)                                  ☐   a beneficial interest in the:

(i)                           ☐   144A Global Note (CUSIP                 ), or

(ii)                        ☐   Regulation S Global Note (CUSIP                 ), or

(b)                                 ☐   a Restricted Definitive Note.

2.                            After the Transfer the Transferee will hold:

[CHECK ONE OF (a), (b) OR (c)]

(a)                                  ☐   a beneficial interest in the:

(i)                           ☐   144A Global Note (CUSIP                 ), or

(ii)                        ☐   Regulation S Global Note (CUSIP                 ), or

(iii)                     ☐   Unrestricted Global Note (CUSIP                 ); or

(b)                                 ☐   a Restricted Definitive Note; or

(c)                                  ☐   an Unrestricted Definitive Note,

in accordance with the terms of the Indenture.

EXHIBIT C

FORM OF CERTIFICATE OF EXCHANGE

La Quinta Properties, Inc.
909 Hidden Ridge, Suite 600
Irving, Texas  75038
Attention:  General Counsel

U.S. Bank Trust National Association
100 Wall Street, Suite 1600
New York, NY 10005

Attention:  Corporate Trust Services
Facsimile No.:  (646) 835-5613

Re:                                  8 7/8% Senior Notes due 2011

Reference is hereby made to the Indenture, dated as of March 19, 2003 (the “Indenture”), among La Quinta Properties, Inc., as issuer (the “Company”), the Guarantors party thereto and U.S. Bank Trust National Association, as Trustee.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                                         , (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $                    in such Note[s] or interests (the “Exchange”).  In connection with the Exchange, the Owner hereby certifies that:

1.                            Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note

(a)                       ☐  Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Note and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(b)                      ☐  Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Note and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(c)                       ☐  Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note.  In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(d)                      ☐  Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note.  In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2.                            Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes

(a)                                 ☐  Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer.  Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

(b)                                ☐  Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note.  In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CIRCLE ONE] 144A Global Note, Regulation S Global Note, with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Definitive Note and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States.  Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

EXHIBIT D

FORM OF NOTATION OF GUARANTEE

For value received, each Guarantor (which term includes any successor Person under the Indenture), jointly and severally, hereby unconditionally guarantees, to the extent set forth in the Indenture and subject to the provisions in the Indenture, dated as of March 19, 2003 (the “Indenture”), among La Quinta Properties, Inc., as issuer (the “Company”), the Guarantor listed on the signature pages thereto and U.S. Bank Trust National Association, as trustee (the “Trustee”), (a) the due and punctual payment of the principal of, premium, if any, and interest, if any, on the Notes, whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal and premium, if any, and, to the extent permitted by law, interest, if any, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee under the Notes and the Indenture, all in accordance with the terms of the Notes and the Indenture; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at maturity, by acceleration pursuant to Section 6.02 of the Indenture, redemption or otherwise.  The obligations of the Guarantors to the Holders of Notes and to the Trustee pursuant to the guarantee and the Indenture are expressly set forth in Article 10 of the Indenture and reference is hereby made to the Indenture for the precise terms of the guarantee.  Except to the extent provided in the Indenture, including Sections 8.02, 8.03 and 10.05 thereof, this guarantee shall not be discharged except by complete performance of the obligations contained herein and in the Indenture.  Each Holder of a Note, by accepting the same agrees to and shall be bound by such provisions.  Capitalized terms used herein and not defined are used herein as so defined in the Indenture.

[Signature page follows]

D-1

[NAME OF GUARANTOR]

By:
Name:
Title:

D-2

i

CROSS-REFERENCE TABLE

TIA Section Reference	Indenture Section

310(a)(1)	7.10
(a)(2)	7.10
(a)(3)	N.A.
(a)(4)	N.A.
(a)(5)	7.10
(b)	7.08, 7.10
(c)	N.A.
311(a)	7.11
(b)	7.11
(c)	N.A.
312(a)	2.05
(b)	12.03
(c)	12.03
313(a)	7.06
(b)(1)	N.A.
(b)(2)	7.06, 7.07
(c)	7.06, 12.02
(d)	7.06
314(a)	4.03, 4.04, 12.02
(b)	N.A.
(c)(1) (c)(2)	12.04 12.04
(c)(3)	N.A.
(d)	N.A.
(e)	12.05
315(a)	7.01
(b)	7.05, 12.02
(c)	7.01
(d)	7.01
(e)	6.11
316(a) (last sentence)	2.09
(a)(1)(A)	6.05
(a)(1)(B)	6.04
(a)(2)	N.A.
(b)	6.07
317(a)(1)	6.08
(a)(2)	6.09
(b)	2.04
318(a)	12.01

N.A. means Not Applicable.

Note:  This Cross-Reference Table shall not, for any purpose, be deemed to be part of this Indenture.